RECORDING REQUESTED BY,

AND WHEN RECORDED, MAIL TO:

Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, California  90067
Attention:  Shelby Q. McMahon, Esq.

 (SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY)

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

COLLATERAL INCLUDES FIXTURES

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this "Deed of Trust") is made as of the 27th day of February, 2013, by NetREIT National City Partners, LP, a California limited partnership (the "Trustor"), whose address is 1282 Pacific Oaks Place, Escondido, California 92029 in favor of Western-Southern Life Assurance Company, an Ohio corporation (the "Beneficiary"), whose address is 400 Broadway, Cincinnati, Ohio 45202.

RECITALS

A.
Trustor is indebted to the Beneficiary (hereinafter sometimes also referred to as the "Lender") in the principal sum of Ten Million Eight Hundred Thousand Dollars ($10,800,000) (the "Loan"), which indebtedness is evidenced by Trustor’s note dated as of the date hereof (the "Note"), such principal sum being payable as set forth in the Note with interest at the rate set forth therein, and containing a provision for the payment of a reasonable additional amount as attorneys’ fees.

B.
Trustor desires to secure to Lender the following (hereinafter referred to as the "Indebtedness"):  (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, and all renewals, increases, extensions and modifications thereof, in whole or in part, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part; (b) the payment of all other sums and future advances, with interest thereon, advanced in accordance herewith to protect the security of this Deed of Trust; and (c) the performance of the obligations, covenants and agreements of Trustor contained in the Note, this Deed of Trust and any and all other documents executed now or hereafter in connection with the Note or this Deed of Trust for the purpose of further evidencing, securing, governing or guaranteeing the indebtedness secured by this Deed of Trust (hereinafter sometimes collectively referred to as the "Loan Documents").

In order to secure the payment of the Indebtedness and the performance of the obligations described herein and in the Loan Documents, Trustor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, GRANT A SECURITY INTEREST IN and SET OVER TO CHICAGO TITLE COMPANY, as Trustee ("Trustee") in trust, with power of sale and right of entry and possession, for the use and benefit of Lender, the real property described in Exhibit "A" attached hereto and made a part hereof (the "Land"), TOGETHER WITH the following, whether now owned or hereafter acquired by Trustor:

(a)	all buildings, fixtures and other improvements now or hereafter attached to or placed, erected, constructed or developed on the Land (the "Improvements") during the existence of this lien;

(b)
all “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Collateral”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Money”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Software”, “Support Obligations”, and “Tangible Chattel Paper” as such terms are defined in the Uniform Commercial Code as adopted in the state where the Land is located ("Personal Property"), whatsoever now or hereafter delivered to, attached to, installed in, or used in or about the Improvements or which are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in the development of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing whether or not the same shall be attached to the Land or Improvements;

(c)	all water and water rights, timber, crops, and mineral interests pertaining to the Land;

(d)	all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or Improvements;

(e)
all security deposits and advance rentals under any lease agreements now or at any time hereafter arising from or by virtue of any transactions related to the Land, Improvements or the Personal Property and held by or for the benefit of Trustor;

(f)	all monetary deposits which Trustor has been required to give to any public or private utility with respect to utility services furnished to the Land or Improvements;

(g)
all leases, rents, issues, profits, revenues, royalties, bonuses or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases of all or any part of the Land, Improvements or Personal Property to secure performance by the lessees of their obligations thereunder;

(h)	all proceeds (including premium refunds) of each policy of insurance relating to the Land, Improvements or Personal Property;

(i)
all proceeds from the taking of any of the Land, Improvements, Personal Property or any part thereof or any interest or right or estate appurtenant thereto by right of eminent domain or by purchase in lieu thereof;

(j)
all Trustor’s right, title and interest (but not its obligations) in, under and to any and all contracts (including, without limitation, all construction contracts, development agreements, agreements of purchase and sale, engineering contracts, management agreements or other contracts relating to use, management or operation, consulting agreements, architectural agreements and all other contracts or agreements, whether relating to the construction of improvements or otherwise) now or hereafter affecting or relating to all or any portion of the Land, the Improvements or the Personal Property;

(k)
all Trustor’s rights as declarant under any restrictions now or hereafter affecting the Mortgaged Property and all Trustor’s rights with respect to any property owner’s or homeowner’s association or architectural control committee established with respect to the Mortgaged Property (as hereinafter defined);

(l)
all Trustor’s rights (but not its obligations) under any documents, contract rights, commitments, (including trademarks, trade names and symbols used in connection therewith) arising by virtue of any transactions related to the Land, Improvements or Personal Property;

(m)	all deposits, bank accounts, funds, instruments, notes or chattel paper arising from or related to the Land, Improvements or Personal Property;

(n)	all permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Land, Improvements or Personal Property;

(o)
all plans, specifications, maps, surveys, reports, books of account, insurance policies and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Land or Improvements;

(p)
all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land or Improvements and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise and all proceeds of the Personal Property;

(q)	all easements and rights of way used in connection with the Land or Improvements or as a means of ingress to or egress from said Land or Improvements;

(r)
all right, title and interest of Trustor in and to all streets, roads, ways, alleys, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land or any part thereof;

(s)	all proceeds from the sale, lease, or other disposition of all or any portion of the Land, the Improvements or the Personal Property;

(t)
all consumer goods located in, on, or about the Land or the Improvements or used in connection with the operation or use thereof, provided, however, the term “consumer goods” shall not include clothing, furniture, appliances, linens, china, crockery, kitchenware, or personal effects used primarily for personal, family, or household purposes;

(u)
all of Trustor’s right, title and interest (but not its obligations) in, to and under all contracts of purchase and sale now or hereafter affecting or relating to all or any portion of the Land, the Improvements or the Personal Property, including without limitation, all of the right, title and interest of the Trustor in and to all sales proceeds, escrow funds, earnest money deposits and other fees paid or monies by the buyers or any other parties thereunder;

(v)
all rights, estates, powers, privileges, hereditaments and interests of whatever kind or character appurtenant or incident to the foregoing and all other interests of every kind and character that Trustor now has or at any time hereafter acquires in and to the Land, Improvements, and Personal Property and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Trustor with respect to such property; and

(w)	all products and proceeds of any of the foregoing.

As used in the phrase immediately above, the term “proceeds” shall have the meaning assigned to it under the Uniform Commercial Code in effect in the jurisdiction in which this Deed of Trust (hereafter defined) is filed and, to the extent not otherwise included, shall include, but not be limited to, (i) any and all proceeds of any insurance, causes and rights of action, settlements thereof, judicial and arbitration judgments and awards, and indemnity, warranty or guaranty payments payable to Trustor from time to time with respect to any of the Mortgaged Property, (ii) all claims of the Trustor for losses or damages arising out of or related to or for any breach of any agreements, covenants, representations or warranties or any default under any of the Mortgaged Property (without limiting any direct or independent rights of Trustor with respect to the Mortgaged Property), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property.  If the estate of Trustor in any of the above-described property is a leasehold estate ("Leasehold Estate"), this conveyance shall include and the lien and security interest created hereby shall encumber all additional title, estate, interest, and other rights that may hereafter be acquired by Trustor in the property demised under the Leasehold Estate.  The above-described property is collectively herein referred to as the "Mortgaged Property."

As to any part of the Mortgaged Property that is Personal Property, this Deed of Trust is hereby deemed to be, as well, a security agreement under the California Uniform Commercial Code for the purpose of creating hereby a security interest in such Personal Property, which security interest, Trustor, as Trustor, hereby grants to Beneficiary, as Lender, to further secure the Indebtedness.

If the Trustor shall pay the Note secured hereby in accordance with its terms, together with interest thereon, and any renewals or extensions thereof in whole or in part, and shall comply with all the covenants, terms and conditions of this Deed of Trust, then this conveyance shall be reconveyed of record at the request and at the cost of the Trustor.  If, however, there shall be an Event of Default hereunder (as hereinafter defined) or under any Loan Document, then the Note, at the option of the Beneficiary, shall become at once due and payable, regardless of the stated maturity date thereof; and the Trustee and Beneficiary shall have all rights and remedies afforded to each of them under the Loan Documents.

TO HAVE AND TO HOLD the Mortgaged Property, with the appurtenances belonging thereto, to the use and benefit of Trustee, its successors and assigns in fee simple forever, upon the trusts and for the uses and purposes herein set out.

1.	SECURED INDEBTEDNESS.

This Deed of Trust is made to secure and enforce the payment and performance of the Indebtedness, including future advances, whether such advances are obligatory or to be made at the option of Lender, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof.

2.	REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF TRUSTOR.

2.1	Representations and Warranties. Trustor does hereby represent and warrant to Lender as follows:

2.1.1
Title and Authority.  Trustor is the lawful owner of good and indefeasible, title to the Land and Improvements and has good right and authority to grant, bargain, sell, transfer, assign and mortgage the Land and Improvements and to grant a security interest in the Personal Property.  Trustor does not do business with respect to the Mortgaged Property under any trade name.

2.1.2
Permitted Encumbrances.  The Mortgaged Property is free and clear from all liens, security interests and encumbrances except the lien and security interest evidenced hereby and those permitted encumbrances, if any, described in the title policy being issued to Beneficiary insuring the lien of this Deed of Trust (hereinafter called the "Permitted Encumbrances").  There are no mechanic’s or materialmen’s liens, lienable bills or other claims constituting or that may constitute a lien on the Mortgaged Property, or any part thereof.

2.1.3
No Financing Statement.  There is no financing statement covering all or any part of the Mortgaged Property or its proceeds on file in any public office that has not been terminated or assigned to Lender.

2.1.4	Location of Personal Property. All tangible Personal Property is located on the Land.

2.1.5	No Homestead. No portion of the Mortgaged Property is being used as Trustor’s business or residential homestead.

2.1.6
No Default or Violation.  The execution, delivery and performance of this Deed of Trust, the Note and all other Loan Documents do not contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Trustor is a party or by which Trustor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Trustor is subject.

2.1.7
Compliance with Covenants and Laws.  The Mortgaged Property and the intended use thereof by Trustor comply with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, and applicable health and environmental laws and regulations and all Hazardous Materials Laws (as defined herein) and all other applicable laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including, without limitation, the Americans With Disabilities Act of 1990, as amended (all of the foregoing hereinafter sometimes collectively referred to as "Applicable Laws") without reliance upon grandfather provisions or adjacent or other properties.  Without limitation, Trustor shall cause the Mortgaged Property to comply with all Applicable Laws. Trustor has obtained all requisite zoning, utility, building, health and operating permits from the governmental authority or municipality having jurisdiction over the Mortgaged Property.  All engineering specifications with respect to the Mortgaged Property are within applicable environmental standards.

2.1.8
Condition of Mortgaged Property.  The Mortgaged Property is served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities and storm drain facilities required for the use thereof as represented by Trustor at or within the boundary lines of the Mortgaged Property.  All streets, alleys and easements necessary to serve the Mortgaged Property for the use represented by Trustor have been or will be completed and serviceable, and such streets have been or will be dedicated and accepted by applicable governmental entities.  The Mortgaged Property is in good condition and repair with no deferred maintenance and is free from damage caused by fire or other casualty.  Trustor is aware of no latent or patent structural or other significant defect or deficiency in the Mortgaged Property.  Design and as-built conditions of the Mortgaged Property are such that no drainage or surface or other water will drain across or rest upon either the Mortgaged Property or land of others except as contemplated by the engineering plans and specifications prepared in connection with the development of the Mortgaged Property and approved by any required governmental authority.  None of the Mortgaged Property is within a flood plain or if any of the Mortgage Property is within the flood plain, Borrower has obtained the flood insurance required by the Beneficiary or by the terms of this Deed of Trust.  None of the improvements on the Mortgaged Property create an encroachment over, across or upon any of the Mortgaged Property boundary lines, rights of way or easements and no buildings or other improvements on adjoining land create such an encroachment.

2.2	Covenants and Agreements. So long as the Indebtedness or any part thereof remains unpaid, Trustor covenants and agrees with Lender as follows:

2.2.1
Payment and Performance.  Trustor will make prompt payment, as the same becomes due, of the Indebtedness and shall punctually and properly perform all of Trustor’s covenants, obligations, and liabilities under the Loan Documents.

2.2.2	Existence. Trustor will continuously maintain its existence, its good standing and its right to do business in the State where the Mortgaged Property is located.

2.2.3
Taxes on Note and Other Taxes.  Trustor will promptly pay all income, franchise and other taxes owing by Trustor and any stamp or recordation taxes that may be required to be paid with respect to the Note, this Deed of Trust or any other Loan Documents.

2.2.4
Operation of Mortgaged Property.  Trustor will operate the Mortgaged Property in a good and workmanlike manner and in accordance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith.  Trustor will not abandon all or any portion of the Mortgaged Property and will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon.  Trustor will not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.  Trustor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws.  Trustor will not impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, without the prior written consent of Lender in its sole and absolute discretion.  Trustor shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Mortgaged Property.  Trustor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened.  Trustor will allow Lender or its authorized representative to enter the Mortgaged Property at any reasonable time to inspect the Mortgaged Property and Trustor’s books and records pertaining thereto and Trustor will assist Lender or said representative in whatever way necessary to make such inspection.  If Trustor receives a notice or claim from any federal, state or other governmental entity pertaining to the Mortgaged Property, including, without limitation, a notice that the Mortgaged Property is not in compliance with any Applicable Law, Trustor will promptly furnish a copy of such notice or claim to Lender.

2.2.5
Books and Records.  Trustor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Property, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Mortgaged Property) to be inspected and copied by Lender and its duly accredited representatives at all times during reasonable business hours.

2.2.6
Financial Statements.  Trustor will furnish the Trustor’s “Financial Statements” (as hereinafter defined) to the Lender within ninety (90) days after the end of each fiscal year.  Such Financial Statements (i) shall be in accordance with sound and prudent accounting principles consistently applied, (ii) shall fairly and accurately present the financial position of Trustor, (iii) shall be certified by Trustor as being true, correct, complete and not misleading in any respect, and (iv) shall be in form acceptable to Lender.  "Financial Statements" means the Trustor’s consolidated and, if required by the Lender in its sole and absolute discretion, consolidating, balance sheets, income statements and statements of cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year.

2.2.7
Rent Roll.  Trustor will annually deliver to Lender within ninety (90) days after the end of each fiscal year, a current rent roll, which shall include effective annual rental (showing fixed rent, percentage rent, and reimbursements), and leased area, certified by Trustor and in form reasonably acceptable to Lender.

2.2.8
Debts for Construction.  Trustor will cause all debts and liabilities of any character, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property, incurred in the construction, maintenance, operation and development of the Mortgaged Property to be promptly paid.

2.2.9
Ad Valorem Taxes.  Trustor will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Mortgaged Property, or any part thereof, or against Trustee or Lender for or on account of the Note or any other Indebtedness or the interest created by this Deed of Trust and will furnish Lender with receipts showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor; provided that Trustor may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Trustor shall not be deemed in default hereunder if (i) Trustor shall diligently prosecute such contest in a manner not prejudicial to the rights, liens and security interests of Lender; (ii) prior to delinquency of the asserted tax or assessment Trustor establishes with Lender an escrow acceptable to Lender adequate to cover the payment of such tax or assessment with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Trustor upon payment of all such taxes, assessments, interest, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnishes Lender with an indemnity bond or other security acceptable to Lender, in the amount of the tax or assessment being contested by Trustor plus a reasonable additional sum to pay all costs, interests and penalties which may be imposed or incurred in connection therewith; (iii) Trustor pays to Lender promptly after demand therefor all costs and expenses incurred by Lender in connection with such contest; and (iv) Trustor promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final and unappealable; provided, however, that in any event each such contest shall be concluded and the tax, assessment, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold.

2.2.10
Repair and Maintenance.  Trustor will keep the Mortgaged Property in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate.  Trustor will promptly replace all worn-out or obsolete fixtures or personal property covered by this Deed of Trust with fixtures or personal property comparable to the replaced fixtures or personal property when new, and will repaint the Mortgaged Property when needed.  Trustor will make all renovations, modifications and alterations to the Mortgaged Property in compliance with all Applicable Laws.  Notwithstanding any of the foregoing, Trustor will not, without the prior written consent of Lender, (i) remove from the Mortgaged Property any fixtures or personal property covered by this Deed of Trust except such as is replaced by Trustor by an article of equal suitability and value, owned by Trustor, free and clear of any lien or security interest (except that created by this Deed of Trust); (ii) make any structural alteration to the Mortgaged Property or any other alterations thereto which impair the value thereof; or (iii) make any alteration to the Mortgaged Property involving an estimated expenditure exceeding $25,000.00 except pursuant to plans and specifications approved in writing by Lender in its sole discretion.  Upon request of Lender, Trustor will promptly deliver to Lender an inventory describing and showing the make, model, serial number and location of all fixtures and personal property used in the management, maintenance and operation of the Mortgaged Property with a certification by Trustor that said inventory is a true and complete schedule of all such fixtures and personal property used in the management, maintenance and operation of the Mortgaged Property, that such items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Mortgaged Property, and that all such items are owned by Trustor free and clear of any lien or security interest (except that created by this Deed of Trust).

2.2.11
Insurance.  For the benefit of Trustor and Lender and as further security for the payment of the Indebtedness, Trustor shall obtain and keep in force at all times, or cause to be obtained and kept in force, the following policies of insurance: (a) all risk property insurance, insuring Improvements now existing or hereafter erected on the Land against loss or damage caused by fire, lightning, sprinkler, windstorm, tornado, hurricane, hail, explosion, vandalism, malicious mischief, terrorism, mold, water intrusion and such other casualties and hazards as are covered by such insurance, for not less than their full insurable value, with a full replacement cost endorsement; (b) boiler and machinery insurance; (c) flood insurance, if any portion of the Mortgaged Property is located in a flood risk area as designated by the United States Department of Housing and Urban Development, in the maximum amount available for the Mortgaged Property; (d) commercial general liability insurance coverage with a minimum combined single limit coverage of at least $5,000,000 per occurrence; (e) rent loss/business interruption insurance coverage in a minimum amount of not less than twelve (12) months gross pro forma rental income receivable from the Mortgaged Property; (f) workers compensation insurance as may be required by law; and (g) such other insurance, including without limitation, earthquake insurance if the probable maximum loss is 15% greater, in such form and in such amounts as may from time to time be required by Lender.  Insurance shall be written by a company or companies approved by Lender, which shall have a current Best’s Key Rating Guide Mortgaged Property-Casualty and Liability, rating of at least "A-" and a financial rating of VIII or better.  If the insurer is a holding company issuing insurance through one of its subsidiaries, the subsidiary must have its own acceptable Best's rating, or a rating assigned to a pool of which the insuring company is a member.  Trustor shall be shown as the insured, unless a tenant is providing insurance coverage, in which case the Trustor may be shown as an additional insured, except for workers compensation insurance, and Beneficiary shall be shown as additional insured, except for workers compensation insurance.  No lien upon any of such policies of insurance or upon any refund or return of premium that may be payable on the cancellation or termination thereof shall be given other than to Lender, except by proper endorsement affixed to such policy and approved by Lender.  Lender shall determine the amount of full replacement insurance in the following manner:  (a) Lender shall determine the “replacement cost new” (i.e., the cost of improvements undepreciated) pursuant to an MAI appraisal acceptable to Lender; and (b) multiply the “replacement cost new” by 90%.  Without limitation, builder's risk policies are not acceptable.

Other requirements relating to property insurance include:

(a) If the coverage is subject to coinsurance, the percentage of coinsurance must be shown on the policy.  Lender will not accept coinsurance of less than 90%.

(b) Replacement Cost Endorsement coverage is required.  Evidence of Insurance (binder) and policy (when issued) must refer to this coverage.

(c) If a blanket policy is used and the policy includes a coinsurance provision, an agreed amount or similar endorsement is required, and the subject property must be identified as one of the properties insured.

(d) If the policy schedules locations, the amount of coverage on the subject property must satisfy all coinsurance provisions.

(e) Lender must be shown as mortgagee with coverage under a standard or “union” Mortgagee Endorsement Clause.

(f) ACTUAL CASH VALUE COVERAGE IS NOT PERMITTED.

Trustor shall deliver to Lender an original or certified copy of any all risk insurance policies and a certificate of insurance for all other policies.  All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include (a) a clause that said insurance will not be terminated until thirty (30) days after receipt by Lender of written notice thereof from the insurance carrier, and (b) a noncontributory standard mortgagee clause in favor of and in form acceptable to Lender, and (c) for property insurance, deductibles may not exceed $25,000.  Trustor shall promptly furnish to Lender all renewal notices and all receipts of paid premiums.  At least thirty (30) days prior to the expiration date of a policy, Trustor shall deliver to Lender a renewal policy or certified copy thereof in form satisfactory to Lender.

In the event of loss, Trustor shall give immediate written notice to the insurance carrier and to Lender.  Trustor hereby authorizes and empowers Lender as attorney-in-fact for Trustor to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive property insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds, provided, however, that nothing contained in this Section 2.2.11 shall require Lender to incur any expense or take any action hereunder.  Trustor further authorizes Lender, at Lender's option, (a) to hold the balance of such proceeds to be used to reimburse Trustor for the cost of reconstruction or repair of the Mortgaged Property, or (b) to apply the balance of such proceeds to the payment of the sums secured by this Deed of Trust, whether or not then due, in the order of application set forth in the Note.

If the insurance proceeds are held by Lender to reimburse Trustor for the cost of restoration and repair of the Mortgaged Property, the Mortgaged Property shall be restored to the equivalent of its original condition or such other condition as Lender may approve in writing.  Lender may, at Lender's option, condition disbursement of said proceeds on Lender's approval of plans and specifications of an architect satisfactory to Lender, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and material suppliers and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Lender may require.  If the insurance proceeds are applied to the payment of the sums secured by this Deed of Trust, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments required by the terms of the Note or change the amounts of such installments.  If the Mortgaged Property is sold pursuant to Section 6.3 or Section 6.5 hereof or if Lender acquires title to the Mortgaged Property, Lender shall have all of the right, title and interest of Trustor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

Notwithstanding the foregoing and the terms of this Section 2.2.11, Lender will make insurance proceeds, proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property available to Trustor for the restoration of the Mortgaged Property provided that (i) no Event of Default has occurred and is continuing, (ii) funds sufficient to complete the repair or restoration of the Mortgaged Property are available to Trustor from such proceeds or funds of Trustor (Trustor agreeing to deposit with Lender, in cash, the difference between the cost of restoration and the amount of such proceeds available therefor), or both, as determined by Lender in its reasonable discretion; (iii) restoration is commenced promptly following the date of such damage or destruction; (iv) Lender is provided evidence, satisfactory to Lender in its sole and absolute discretion, that such restoration will be completed within six (6) months of the date of such damage, destruction, condemnation or sale with respect to a condemnation and that in the case of a condemnation or sale in connection with a condemnation, the Mortgaged Property will not be substantially impaired or diminished so as to materially impair the value thereof  and (v) prior to the disbursement for such restoration, Lender is provided assurances, satisfactory to Lender in its sole and absolute discretion, that upon completion of restoration, tenants will lease space within the Mortgaged Property at equal or better rents than were contemplated prior to the condemnation, sale in connection with a condemnation, damage or destruction, as applicable.

BENEFICIARY HAS AND HEREBY DISCLOSES TO TRUSTOR IN WRITING THAT UNDER SECTION 2955.5 OF THE CALIFORNIA CIVIL CODE:

“NO LENDER SHALL REQUIRE A BORROWER, AS A CONDITION OF RECEIVING OR MAINTAINING A LOAN SECURED BY REAL PROPERTY, TO PROVIDE HAZARD INSURANCE COVERAGE AGAINST RISKS TO THE IMPROVEMENTS ON THAT REAL PROPERTY IN AN AMOUNT EXCEEDING THE REPLACEMENT VALUE OF THE IMPROVEMENTS ON THE PROPERTY.”

Waiver of Allocation Rights. Without limitation of the foregoing, Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under California Code of Civil Procedure Section 1265.225(a), which provides for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.

2.2.12
Condemnation.  Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, or any other proceedings arising out of injury or damage to the Mortgaged Property, or any portion thereof, Trustor will notify Lender of the pendency of such proceedings.  Lender may participate in any such proceedings, and Trustor shall from time to time deliver to Lender all instruments requested by it to permit such participation.  Trustor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property shall be paid to Lender and shall be applied, first, to reimburse Lender or Trustee for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with collection of such proceeds and, second, the remainder of said proceeds shall be applied, at the sole and absolute discretion of Lender, to the payment of the Indebtedness (without premium or penalty) in the order determined by Lender in its sole and absolute discretion or paid out to repair or restore the Mortgaged Property so affected by such condemnation, injury or damage in the same manner as provided in Section 2.2.11.  In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Trustor shall not be excused in the payment thereof.  In the event any of the foregoing proceeds are applied to the repair, restoration or replacement of the Mortgaged Property, Trustor shall promptly commence and complete such repair, restoration or replacement of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage or taking in accordance with plans and specifications submitted to and approved by Lender in its sole and absolute discretion.  Trustor hereby assigns and transfers all such proceeds, judgments, decrees and awards to Lender and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as Lender may request.  Lender is hereby authorized, in the name of Trustor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree, or award.  Lender shall not be, in any event or circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

2.2.13
Protection and Defense of Lien.  Trustor shall not permit the Mortgaged Property or any part thereof to be taken by execution or other process of law.  If the validity or priority of this Deed of Trust or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Trustor with respect thereto, Trustor will give prompt written notice thereof to Lender and at Trustor’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, without limitation, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and Lender, or either of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take such additional steps as in their judgment and sole and absolute discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Deed of Trust and the rights, titles, liens and security interests created or evidenced hereby, including, without limitation, the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, the purchase of any tax title and the removal of prior liens or security interests (including, without limitation, the payment of debts as they mature or the payment in full of matured or unmatured debts, which are secured by these prior liens or security interests), and all expenses so incurred of every kind and character shall be subject to and covered by the provisions of Section 2.4 hereof.

2.2.14
No Other Liens.  Trustor will not create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Mortgaged Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property, Lender may at Lender's option, declare all of the sums secured by this Deed of Trust to be immediately due and payable and Lender may invoke any remedies permitted by Section 6 of this Deed of Trust.  Provided, however, that if there is filed an affidavit claiming a mechanic’s or materialman’s lien against the Mortgaged Property, Lender will not accelerate the indebtedness if Trustor causes the lien to be removed within 30 days or provides a bond or other security satisfactory to Lender, in its sole and absolute discretion, to protect its interest as Beneficiary.  Trustor will own all parts of the Mortgaged Property and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license or similar agreement without the prior written consent of Lender in its sole and absolute discretion.

2.2.15
Escrow.  Trustor shall pay to Lender, on the day monthly installments of principal and/or interest are payable under the Note (or on another day designated in writing by Beneficiary) and until the Note is paid in full, a sum (herein "Funds") equal to one-twelfth of (a) the yearly taxes and assessments that may be levied on the Mortgaged Property, and (b) the yearly premium installments for fire and other hazard insurance, rent loss insurance and such other insurance covering the Mortgaged Property as Lender may require pursuant to Section 2.2.11 of this Deed of Trust, all as reasonably estimated initially and from time to time by Lender so that Lender may pay the items identified in (a) and (b) above at least thirty (30) days prior to their respective due dates.

On the date the Loan is funded, an account shall be established by Lender for the deposit of Funds in an amount equal to the next assessment or levy of real estate and/or property taxes and insurance premiums on the Mortgaged Property minus the monthly Fund installments remaining before such assessment, levy, or premium installment is due.  Thereafter, Funds shall be deposited in said account as provided above.

Upon Trustor's breach of any covenant or agreement of Trustor in this Deed of Trust, Lender may apply, in any amount and in any order as Beneficiary shall determine in Lender's sole and absolute discretion, any Funds held by Lender at the time of application (i) to pay taxes, assessments and insurance premiums that are now or will hereafter become due or (ii) as a credit against sums secured by this Deed of Trust.  Upon payment in full of all sums secured by this Deed of Trust, Lender shall promptly refund to Trustor any Funds held by Lender.

Lender shall make no charge for so holding and applying the Funds, analyzing said account or for verifying and compiling said assessments and bills.  Lender shall not be required to pay Trustor any interest, earnings or profits on the Funds.  The Funds are pledged, free and clear of any creditor liens, and a security interest is hereby granted to Lender therein, as additional security for the sums secured by this Deed of Trust and shall be subject to the right of set-off.

If the amount of the Funds held by Lender shall exceed the amount deemed necessary by Lender to provide for the payment of taxes, assessments and insurance premiums thirty (30) days prior to the date when they become due and payable, such excess shall be credited to Trustor on the next monthly installment or installments of Funds due.  If at any time the amount of the Funds held by Beneficiary shall be less than the amount deemed necessary by Lender to pay taxes, assessments and insurance premiums, Trustor shall pay to Lender any amount necessary to make up the deficiency within fifteen (15) days after notice from Lender to Trustor requesting payment thereof and at least thirty (30) days prior to the date when they become due and payable.

The conveyance or transfer of Trustor’s interest in the Mortgaged Property for any reason (including, without limitation, the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Trustor’s interest in and rights to such funds held by Lender under this Section but subject to the rights of Lender hereunder.

Lender may waive in a separate writing the escrow provisions of this Section 2.2.15 upon such terms and conditions as it shall require.

2.2.16
Further Assurances.  Trustor will, on request of Lender, promptly (i) correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in any other instrument now or hereafter executed in connection herewith or in the execution of acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including, without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including, without limitation, any financing statement) deemed advisable by Lender to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Lender to enable Lender to comply with the requirements or requests of any agency having jurisdiction over Lender or any examiners of such agencies with respect to the Indebtedness, Trustor or the Mortgaged Property and Trustor will pay all costs connected with any of the foregoing.

2.2.17
Title Insurance.  Trustor shall, at its sole cost and expense obtain and maintain title insurance in the form of a commitment, binder or policy (collectively, "Policy") as Lender may require, issued by a title company acceptable to Lender.  If for any reason during the period the Indebtedness is outstanding such title insurance is no longer valid or the issuing title company is insolvent or unable to adequately insure the validity and priority of the lien evidenced by this Deed of Trust (as determined by Lender in its sole and absolute discretion), Trustor agrees to obtain, at its sole cost and expense, a replacement Policy issued by a title company acceptable to Lender in favor of Lender as Beneficiary, in such amount and form as required by Lender, insuring the validity and priority of the lien evidenced by this Deed of Trust.

2.2.18
Fees and Expenses; Indemnification.  Trustor will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search and/or filing fees, escrow fees, reasonable attorneys’ fees, and all other costs and expenses of every character incurred by Trustor or Lender in connection with the Indebtedness, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Trustor as owner of the Mortgaged Property, and will reimburse Lender for all such costs and expenses incurred by Lender.  Trustor shall pay all expenses and reimburse Lender for any expenditures, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred or expended in connection with (i) the breach by Trustor of any covenant herein or in any other Loan Document; (ii) Lender’s exercise of any of its rights and remedies hereunder or under the Note or any other Loan Document or Lender’s protection of the Mortgaged Property and its lien and security interest therein; or (iii) any amendments to this Deed of Trust, the Note or any other Loan Document or any matter requested by Trustor or any approval required hereunder.  Trustor will indemnify and hold harmless Trustee and Lender (for purposes of this Section, the terms "Trustee" and “Lender” shall include the directors, officers, partners, employees, representatives and agents of Trustee and Lender, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Trustee and Lender, respectively) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) that may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property or with this Deed of Trust, the Note or any other Loan Documents and occurring or arising prior to the date Trustor obtained title to the Mortgaged Property or during the time that Trustor held title to the Mortgaged Property. In no event will Trustor be liable to Trustee or Lender under this Section for matters arising from any cause whatsoever that occurs after the date Trustor transfers fee title to the Mortgaged Property in a manner permitted under the terms of the Loan Documents or in connection with the payment in full of the Note.  To the extent that any liability under this Section relates to a matter that occurs prior to the date Trustor transfers fee title to the Mortgaged Property in a manner permitted under the terms of the Loan Documents or in connection with the payment in full of the Note, but the existence of such matter is not evident until after the date of such transfer, Trustor will remain liable under this Section.  Without limitation of the foregoing, it is the intention of Trustor and Trustor agrees that the foregoing indemnities shall apply to each indemnified party with respect to claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified party.  However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the willful misconduct of such indemnified party.  The foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Deed of Trust but will survive foreclosure of this Deed of Trust or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents.  Any amount to be paid hereunder by Trustor to Lender and/or Trustee shall be subject to and governed by the provisions of Section 2.4 hereof.

2.2.19
Warranty.  Trustor does hereby warrant the title to the Mortgaged Property and every part thereof and will defend the same against the claims of all persons whomsoever claiming or to claim the same or any part thereof, subject to the Permitted Encumbrances.

2.2.20
Tax on Lien.  In the event of the enactment after this date of any law of California or of any other governmental entity deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Trustor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the Beneficiary or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the Indebtedness or Lender, then, and in any such event, Trustor upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (i) it might be unlawful to require Trustor to make such payment; or (ii) the making of such payment might result in the contracting for, charging or receiving of interest beyond the maximum amount permitted by law, then and in such event, Lender may elect, by notice in writing given to Trustor, to declare all of the Indebtedness to be and become due and payable 120 days from the giving of such notice.

2.2.21
Change of Name, Identity or Structure.  The present structure and ownership of Trustor is a material consideration to Lender in making the Loan secured by this Deed of Trust.  Therefore, Trustor will not dissolve, liquidate, merge or consolidate or permit any interest in Trustor, directly or indirectly, to be sold, assigned, transferred, mortgaged, pledged, encumbered or otherwise disposed of, voluntarily or involuntarily, including, without limitation, any sale or transfer of a partnership or other ownership interest, whether same be a profits interest, a capital interest or a combination of same, to any third party, or an admission of a new general partner, limited partner, manager or member or any alteration of the distribution of partnership or ownership interests, whether same be a change in the distribution of profits interests, capital interests, or a combination of same, or any such attempted sale, transfer, admission or alteration, without the prior written consent of Lender in its sole and absolute discretion.  Trustor will not change Trustor’s name, identity (including its trade name or names) or, if not an individual, Trustor’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change.  Trustor will execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, Trustor shall execute a certificate in form satisfactory to Lender, in its good faith discretion, listing the trade names under which Trustor intends to operate the Mortgaged Property, and representing and warranting that Trustor does business under no other trade name with respect to the Mortgaged Property.

2.2.22
Location and Use of Personal Property.  All tangible Personal Property will be used in the business of Trustor and shall remain in Trustor’s possession or control at all times at Trustor’s risk of loss and shall be located on the Land.

2.2.23
Estoppel Certificate.  Trustor shall at any time and from time to time furnish promptly upon request by Lender a written statement in such form as may be required by Lender stating that the Note, this Deed of Trust and the other Loan Documents are valid and binding obligations of Trustor, enforceable against Trustor in accordance with their terms; the unpaid principal balance of the Note; the date to which interest on the Note is paid; that the Note, this Deed of Trust and the other Loan Documents have not been released, subordinated or modified; and that there are no offsets or defenses against the enforcement of the Note, this Deed of Trust or any other Loan Documents, or if any of the foregoing statements are untrue, specifying the reasons therefor.

2.2.24
Proceeds of Personal Property.  Trustor shall account fully and faithfully for and, if Lender so elects, shall promptly pay or turn over to Lender the proceeds in whatever form received from disposition in any manner of any of the Personal Property, except as otherwise specifically authorized herein.  Trustor shall at all times keep the Personal Property, and its proceeds separate and distinct from other property of Trustor and shall keep accurate and complete records of the Personal Property and its proceeds.

2.2.25
Permitted Encumbrances.  Trustor will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Mortgaged Property in the Permitted Encumbrances in accordance with their respective terms and provisions.  Trustor will not modify or permit any modification of any Permitted Encumbrance, without the prior written consent of Lender in its sole and absolute discretion.

2.2.26	Transfers of the Mortgaged Property or Beneficial Interests in Trustor.

A.
The present ownership and management of the Mortgaged Property is a material consideration to Lender in making the Loan secured by this Deed of Trust.  Therefore, Trustor agrees that Trustor shall not, without the prior written consent of the Lender, in its sole and absolute discretion, sell, convey, alienate, pledge, mortgage or encumber the Mortgaged Property or any part thereof, or any interest therein or shall contract to do the same, or shall be divested of its title or any interest therein in any manner or way, whether voluntary or involuntary (whether direct or indirect, legal or equitable, including the sale, assignment, transfer, disposition, conveyance, alienation, pledge, or encumbrance of any ownership interest in Trustor or in any entity having an ownership interest in Trustor, whether direct or indirect) (any such event a "transfer").  Trustor further agrees that no merger, consolidation, or dissolution affecting Trustor shall occur without the prior written consent of Beneficiary, in its sole and absolute discretion.  Upon the occurrence of a default under this paragraph, in addition to all other rights and remedies of Lender, Lender may, at Lender's option, declare all of the sums secured by this Deed of Trust to be immediately due and payable and Lender may invoke any remedies permitted by Section 6 of this Deed of Trust.

B.
Notwithstanding the foregoing provisions of Section 2.26A, Trustor shall have a one-time right, while the Indebtedness remains unpaid, to sell or transfer its entire ownership interest in the Mortgaged Property, without any changes to the terms and conditions of the Loan Documents, provided that (a)  (i) the transferee (the “Transferee”) or its principals are acceptable to Lender in its sole and absolute discretion in terms of financial strength, (ii) the Transferee or its principals are acceptable to Lender in its sole and absolute discretion in terms of creditworthiness, and (iii) at the time of transfer of the Mortgaged Property, Transferee or its principals have a net worth, exclusive of the Mortgaged Property, in excess of fifty percent (50%) of the amount of then existing balance under the Loan (including accrued but unpaid interest); (b) the Transferee (or its principals) has had at least five (5) years of experience owning and/or managing properties similar to the Mortgaged Property; (c) the Transferee agrees to assume all of the duties and obligations of Trustor under the Loan Documents pursuant to documentation satisfactory to Lender in its sole and absolute discretion; (d) the Transferee and Trustor agree to execute and deliver to Lender such documents regarding the transfer and assumption as Lender may require (including, but not limited to, a recordable assumption agreement and acceptable endorsements to Lender’s title insurance policy); (e) an assumption fee equal to one percent (1%) of the outstanding principal balance of the Loan is paid to Lender prior to such transfer; (f) Trustor is not then in default under the terms or conditions of the Loan; (g) all costs relating to the transfer are paid by Trustor or the Transferee (including attorneys’ fees and costs); (h) Lender is provided with all documents required by Lender to consider the transfer, and prior written notice of the proposed transfer, at least thirty (30) days before such proposed transfer; (i) Lender receives written confirmation from any guarantor or guarantors under any guaranty of any obligations under the Loan confirming that such guaranty shall remain unmodified and in full force and effect after such transfer; and (j) if any lease of the Mortgaged Property requires the tenant thereunder to consent to such transfer, written evidence of such tenant’s consent, in form acceptable to Lender in its sole and absolute discretion, shall be provided to Lender prior to such transfer.  No subsequent transfers of the Mortgaged Property shall be allowed.  If the proposed transfer does not occur for any reason, Trustor shall still be responsible for reimbursing Lender for all costs incurred by Lender in connection with the proposed transfer (including attorneys’ fees and costs), as well as the processing fee.

C.
In addition, the following listed transfers of ownership interests in Trustor (but not transfers of the Mortgaged Property) shall be permitted during the term of the Loan provided that (a) Lender is given at least thirty (30) days prior written notice of any such transfer; (b) Trustor and the Transferee agree to execute and deliver to Lender such documents regarding the transfer as required by Lender; (c) the Trustor is not then in default under the terms and conditions of the Loan; (d) Trustor and/or the Transferee pay all costs and expenses related to such transfer; (e) Lender is paid a processing fee (to be determined by Lender at the time of each transfer) of not less than One Thousand Dollars ($1,000) for each such transfer; and (f) Lender receives written confirmation from any guarantor(s) that any guaranty(ies) executed in connection with the Loan remain(s) unmodified and in full force and effect after such transfer:

(i)
transfers of ownership interests in Trustor to a new entity in which NetREIT, Inc., a Maryland corporation, owns at least sixty-seven percent (67%) of the interests in and solely controls all decision making of such entity.

D.
Without limitation, it shall be an Event of Default hereunder if any party with an ownership interest in Trustor shall solicit any person or entity to, or direct or cause either the Trustor or any entity which controls Trustor (the “Trustor Group”) to: (i) commence any case, proceeding or other action against Trustor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors (a “Proceeding”); (ii) institute proceedings to have Trustor adjudicated a bankrupt or insolvent; (iii) consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against Trustor; (iv) file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief by or on behalf of Trustor; (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Trustor, the Mortgaged Property (or any portion thereof); (vi) make an assignment for the benefit of any creditor of Trustor; (vii) seek to consolidate the Mortgaged Property (or any portion thereof) with the assets of any member of the Trustor Group in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors; or (viii) take any action in furtherance of any of the foregoing.

2.3
Right of Lender to Inspect.  Lender shall have the right to inspect the physical condition, books and records of the Trustor which relate to the Mortgaged Property or the Indebtedness at any time while the Indebtedness remains unpaid, upon reasonable notice during normal business hours.  Lender may charge $750 for a physical inspection of the Mortgaged Property, but no more often than once every two (2) years commencing on the date of recording this Deed of Trust.  Trustor will be obligated to pay said fee within ten (10) business days after billing for such inspection.

2.4
Right of Lender to Perform.  Trustor agrees that, if Trustor fails to perform any act or to take any action which hereunder Trustor is required to perform or take, or to pay any money which hereunder Trustor is required to pay, or takes any action prohibited hereby, Lender, in Trustor’s name or in its own name, may but shall not be obligated to perform or cause to be performed such act or take such action, including, without limitation, entering the Mortgaged Property for such purpose and to take all such action thereon as it may deem necessary or appropriate, or pay such money or remedy any action so taken, and any expenses so incurred by Lender, and any money paid by Lender in connection therewith, shall be a demand obligation owing by Trustor to Lender and Lender, upon making such payment, shall be subrogated to all of the rights of the party receiving such payment.  Any amounts due and owing by Trustor to Lender pursuant to this Deed of Trust shall bear interest from the date such amount becomes due until paid at the rate of interest payable on matured but unpaid principal of or interest on the Note and shall be a part of the Indebtedness and shall be secured by this Deed of Trust and by any other Loan Documents.

2.5
Partial Release.  Beneficiary shall consent to causing a one-time release from the lien of this Deed of Trust of a portion of the Land containing one building (such portion to be released, the "Released Property"), but only upon the satisfaction of all of the following terms and conditions:

a.	Beneficiary shall have received from Trustor at least thirty (30) days' prior written notice of the date proposed for such release (the "Release Date") and the identification of the Released Property;

b.
No Event of Default (and no event or condition shall exist that, with the passage of time or giving of notice, would constitute an Event of Default) shall have occurred and be continuing as of the date of such notice and the Release Date;

c.
The release shall occur contemporaneously with the sale of the Released Property pursuant to an arm's-length, bona fide contract to a person or entity that does not have any interest, whether direct or indirect, in Trustor and is not an affiliate of Trustor;

d.
Trustor shall pay to Beneficiary on the Release Date an amount equal to Three Million and 00/100 Dollars ($3,000,000.00) for that portion of the Land containing the 2101 Haffley Avenue building and Seven Million Eight Hundred Thousand and 00/100 Dollars ($7,800,00.00) for that portion of the Land containing the 940 W. 19th Street building (the “Release Price”);

e.
The release of the Released Property shall not result in a Loan to Value Ratio, as determined by Beneficiary in its sole discretion, in excess of seventy percent (70%) of the remaining collateral (the “Remaining Property”).  As used herein, the “Loan to Value Ratio” means the ratio, expressed as a percentage, of (i) maximum outstanding principal balance that may be secured hereby (i.e., the maximum possible amount of the Loan, after the requested prepayment and release under this paragraph, as if any reserves or holdbacks were fully funded), to (ii) the as-is value of the Remaining Property as determined by Beneficiary in its sole discretion, and Beneficiary may elect to have an appraisal be performed by an appraiser and under an MAI appraisal acceptable to Beneficiary in its sole discretion; any such appraisal shall be performed at Borrower’s sole cost and expense;

f.
After application of the Release Price to pay down the Loan (in accordance with paragraph (m) below), the Remaining Property would have achieved a “Debt Service Coverage Ratio” (as hereinafter defined) of 1.25 or more based on the prior twelve (12) calendar months and is projected by Beneficiary to continue to achieve at least a 1.25 Debt Service Coverage Ratio.

(i)	“Debt Service” means the aggregate scheduled interest and principal payments due under the Loan;

(ii)	“Debt Service Coverage Ratio” means the ratio calculated by Beneficiary of (x) the “Net Operating Income” (as hereinafter defined) of the Remaining Property to (y) the Debt Service;

(iii)	"Net Operating Income" means the Operating Revenues for any period less Expenses for such period;

(iv)
"Operating Revenues" means, with respect to the period being measured, all rent and expense reimbursements (but only to the extent such amounts are used to pay Expenses during such period) under the Leases.  Without limitation, Operating Revenues do not including parking revenue, concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, security deposits and earnest money deposits or any nonrecurring receipts;

(v)
"Expenses" means, with respect to the period being measured, all Remaining Property expenses during such period, including all operating expenses, which are paid in or which are directly associated with and fairly allocable to the Remaining Property for the applicable period, and further including, without limitation, ad valorem real estate taxes and assessments, insurance premiums, maintenance costs, accounting, legal, and other professional fees, and expenses incurred by Beneficiary and reimbursed by Trustor under this Deed of Trust and the other Loan Documents, but excluding Debt Service;

g.	Trustor shall have provided Beneficiary with evidence acceptable to Beneficiary that the Released Property has been formally designated as a distinct tax lot separate from the Remaining Property;

h.
Trustor shall have provided Beneficiary with evidence acceptable to Beneficiary that the Released Property and the Remaining Property shall be legal lots or parcels in compliance with the all California subdivision acts and local ordinances thereunder and that the Remaining Property has adequate ingress, egress and parking, with such easements recorded to ensure the foregoing that are satisfactory to Beneficiary in its sole discretion;

i.
Trustor shall retain administrative control over all common areas grounds, the parking lot and all maintenance and management of the common areas, and such agreements satisfactory to Beneficiary in its sole discretion shall be in place that provide that the purchaser(s) of the Released Property shall reimburse Trustor for a pro rata share of the expenses related to the foregoing;

j.
Trustor, at its sole cost and expense, shall have delivered to Beneficiary one or more endorsements to the mortgagee policy of title insurance delivered to Beneficiary on the date hereof in connection with this Deed of Trust insuring that, after giving effect to such release, (i) the lien created hereby and insured under such title policy is a first priority lien on the Remaining Property subject only to original permitted exceptions applicable to the Remaining Property, and (ii) such title policy is in full force and effect and unaffected by such release;

k.	Trustor shall have paid all of Beneficiary's costs and expenses, including, without limitation, attorneys' fees and expenses, in connection with the release of the Released Property;

l.
Beneficiary shall determine, in its sole and absolute discretion, that the Remaining Property is acceptable as security for the remaining Loan amount.  Trustor acknowledges and agrees that Beneficiary may make this determination in its sole and absolute discretion.  If Beneficiary does not permit the sale of the Released Property solely on the basis of this paragraph (l), then Beneficiary may require Trustor to prepay the Loan in full and the prepayment premium applicable thereto shall be (i) the prepayment premium that would have been received by Beneficiary had such sale of the Released Property occurred and (ii) one percent (1%) of the principal balance of the Loan that would have been remaining after such sale of the Released Property and application of the Release Price to the Loan had such sale of the Released Property occurred; and

m.	The Release Price shall be applied to the Loan in such order as determined by Beneficiary.

Upon payment of the Release Price and the satisfaction of the other conditions set forth in this Section 2.5 for the release of the Released Property, the security interests and liens of Beneficiary under this Deed of Trust shall be released from the Released Property, and Beneficiary will execute and deliver any agreements reasonably requested by Trustor to release and terminate the lien of this Deed of Trust as to the Released Property; provided, however, that such release and termination shall be without recourse to Beneficiary and made without any representation or warranty.  Upon the release and termination of Beneficiary's security interests and liens under this Deed of Trust and the other Loan Documents relating to the Released Property, all references in this Deed of Trust and the other Loan Documents relating to the Released Property shall be deemed deleted, except as otherwise provided herein with respect to indemnities.

2.6	Replacement Reserve.

2.6.1
Replacement Reserve Monthly Deposit.  Trustor shall pay to Beneficiary on the day monthly installments of principal and/or interest are payable under the Note (or on another day designated in writing by Beneficiary) a monthly deposit in the amount of $5,000 (the “Replacement Reserve Monthly Deposit”).  Amounts so deposited shall hereinafter be referred to as Trustor’s “Replacement Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as Trustor’s “Replacement Reserve Account”.

2.6.2
Trustor may replace the roof of the building located at 940 W. 19th Street, National City (the “Roof Replacement”) pursuant to plans and specifications approved by Beneficiary (the “Plans and Specifications”), such approval not to be unreasonably withheld.  Upon completion of the Roof Replacement, Beneficiary shall disburse the full amount of the Replacement Reserve Funds (and Trustor shall have no further obligation to make any Replacement Reserve Monthly Deposit), but only upon Beneficiary’s determination, such determination not to be unreasonably withheld, that the following terms and conditions have been satisfied:  (a) the Roof Replacement has been completed in a good and workmanlike manner and in accordance the Plans and Specifications and any and all Applicable Laws; (b) the Roof Replacement has been completed free of any and all liens and, if requested by Beneficiary, Beneficiary has received lien waivers and releases satisfactory to Beneficiary from all parties furnishing materials and/or services in connection with the Roof Replacement; (c) no Event of Default (and no event or condition shall exist that, with the passage of time or giving of notice, would constitute an Event of Default) shall have occurred and be continuing as of the date of Trustor’s request for such disbursement; and (d) Beneficiary has received such other evidence as Beneficiary shall reasonably request to demonstrate that the Roof Replacement has been completed and is paid for or will be paid upon such disbursement to Trustor.  Trustor hereby acknowledges that, without limitation, Beneficiary may require an inspection of the Property, at Trustor’s sole cost and expense, prior to making such disbursement in order to verify completion of the Roof Replacement.  In the event that Trustor does not make the Roof Replacement during the term of the Loan, then upon payment of all outstanding principal in full satisfaction of the Loan, Beneficiary shall disburse to Trustor the full amounts of the Replacement Reserve Funds.

2.6.3
Balance in the Replacement Reserve Account.  The insufficiency of any balance in the Replacement Reserve Account shall not relieve Trustor from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

2.6.4	Reserve Funds, Generally.

(a)
Trustor (i) hereby grants to Beneficiary a first priority security interest in all of the Replacement Reserve Funds and any and all monies now or hereafter deposited in each Reserve Account as additional security for payment and performance of the Indebtedness and (ii) will take all actions necessary to maintain in favor of Beneficiary a perfected first priority security interest in the Replacement Reserve Funds, including, without limitation, filing or authorizing Beneficiary to file UCC-1 financing statements and continuations thereof.  Until expended or applied in accordance herewith, the Replacement Reserve Funds shall constitute additional security for the Obligations.

(b)
Upon the occurrence of an Event of Default, Beneficiary may, in addition to any and all other rights and remedies available to Beneficiary, apply any sums then present in any or all of the Replacement Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion.

(c)
Trustor shall not further pledge, assign or grant any security interest in any Replacement Reserve Funds or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Beneficiary as the secured party, to be filed with respect thereto.

(d)
The Replacement Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Beneficiary.  No earnings or interest on the Replacement Reserve Funds shall be payable to Trustor.  Neither Beneficiary nor any servicer that at any time holds or maintains the Replacement Reserve Funds shall have any obligation to keep or maintain such Replacement Reserve Funds or any funds deposited therein in interest bearing accounts.  If Beneficiary or any such servicer elects in its sole and absolute discretion to keep or maintain the Replacement Reserve Funds or any funds deposited therein in an interest bearing account, (i) such funds shall not be invested except as directed by Beneficiary, and (ii) all interest earned or accrued thereon shall be for the account of and be retained by Beneficiary or any such servicer.  Beneficiary shall not be responsible and shall have no liability whatsoever for the rate of return earned or losses incurred on the investment of any Replacement Reserve Funds in any investments permitted pursuant to this subsection (d).

(e)
Trustor shall indemnify Beneficiary and hold Beneficiary harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Replacement Reserve Funds or the performance of the obligations for which the Replacement Reserve Funds were established.  Trustor shall assign to Beneficiary all rights and claims Trustor may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Replacement Reserve Funds; provided, however, that Beneficiary may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

3.	ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS; EASEMENT AND LICENSE.

3.1	Representations, Warranties and Covenants.

3.1.1           Provisions Relating to Hazardous Materials.

3.1.1.1                 Except as has been disclosed in writing to Beneficiary, Trustor represents and warrants that:  (a) the Mortgaged Property complies with all Hazardous Materials Law as to use and conditions on, under or about the Mortgaged Property including soil and groundwater condition; (b) neither Trustor nor, to the best of Trustor’s knowledge, neither Trustor nor any other person, has used, generated, manufactured, stored or disposed of on, under or about the Mortgaged Property or transported to or from the Mortgaged Property any Hazardous Materials; and (c) to the best knowledge of Trustor, there are no Hazardous Materials in, attributable to or affecting the Mortgaged Property or the area within 2,000 feet of the Mortgaged Property.  Without limitation on the foregoing, to the best knowledge of Trustor:  (i) the primary potable or drinking water source and groundwater has never been known to exceed the EPA Recommended Maximum Contaminant Level Goals set forth under the Safe Drinking Water Act and Clean Water Act, as amended; (ii) there is not and has never been landfill containing decomposable material, petroleum wells, mineral bearing mines, sewage treatment facilities, underground storage tanks, sinkholes, radon or other toxic emissions within 2,000 feet of any boundary of the Mortgaged Property, and (iii) no electrical transformers, fluorescent light fixtures with ballasts or other equipment containing polychlorinated biphenyls (PCBs) have been located on the Mortgaged Property at any time.

3.1.1.2                 Trustor covenants and agrees that Trustor shall not cause or permit the presence, use, generation, manufacture, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about the Mortgaged Property, or the transportation of any Hazardous Materials to or from the Mortgaged Property other than materials used in the ordinary course of Trustor’s or a tenant of Trustor’s business that are used, stored, handled, and disposed of strictly in compliance with all laws or used in the ordinary course of managing, cleaning, renovating or repairing the Mortgaged Property strictly in compliance with all Hazardous Materials Laws).  Trustor shall immediately notify Beneficiary in writing of:  (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened in connection with any Hazardous Materials of which it has received written notice or is otherwise aware; (b) any claim made or threatened by any third party against Trustor or the Mortgaged Property relating to damage, contribution, cost recovery, compensation, loss or injury to persons or property resulting from any Hazardous Materials of which it has received written notice or is otherwise aware; and (c) Trustor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause all or any portion of the Mortgaged Property to be classified as “border-zone property” under the provisions of the California Health and Safety Code or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under Hazardous Materials Law.  Without Beneficiary’s prior written consent, in its sole and absolute discretion, Trustor shall not take any remedial action in response to the presence of any Hazardous Materials on, in, under or about the Mortgaged Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Materials (except that in the case of an emergency, Trustor shall take such action as may be reasonably required under the circumstances and shall immediately notify Beneficiary in writing of any such action taken).

3.1.1.3                 Trustor shall indemnify, defend and hold Beneficiary, its employees, agents, officers and directors, harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (including attorneys’, experts’ and consultant fees), directly or indirectly resulting from, arising out of, or based upon (a) the presence, release, use, manufacture, generation, discharge, storage or disposal of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, the Mortgaged Property, or (b) the violation, or alleged violation, of any Hazardous Materials Law affecting the Mortgaged Property, or the transportation of Hazardous Materials to or from the Mortgaged Property.  This indemnity shall (i) include any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release or other adverse effect on the environment, and the cost of any required or necessary repair, cleanup, treatment or detoxification of the Mortgaged Property, and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with the Mortgaged Property, and (ii) survive foreclosure (whether judicial or nonjudicial) of this Deed of Trust and the full or partial payment or discharge of all indebtedness secured hereby.  Notwithstanding Section 2941 of the California Civil Code, Trustor hereby waives its rights to any damages resulting from a delayed reconveyance of this Deed of Trust pending the identification and liquidation of Trustor’s liabilities under this Section.  Trustor hereby waives any defenses or limits to the foregoing indemnification of Beneficiary that would otherwise be available to Trustor under California Code of Civil Procedure Section 736(b)(3).

3.1.1.4                 At any time during the term of this Deed of Trust, Beneficiary shall have the right, on twenty-four (24) hours prior written notice to Trustor, at Trustor’s expense, to enter the Mortgaged Property and to conduct such tests and investigations as Beneficiary requires, in its sole and absolute discretion, to determine whether any Hazardous Materials are present in, under, on or about the Mortgaged Property.  Such tests and investigation shall include underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Mortgaged Property.  Without limitation on any other terms provided herein, Trustor shall, at Trustor’s sole cost and expense, implement any and all operations and maintenance plans recommended for asbestos or other matters relating to Hazardous Materials recommended in any environmental report and shall complete all surveys and/or questionnaires in connection therewith.

3.1.1.5                 “Hazardous Materials Law”, for purposes of this Section 3.1, means any federal, state, or local law, ordinance or regulation or any rule adopted or guideline promulgated pursuant thereto, or any order, ruling or directive of any federal, state, local, executive, judicial, legislative, administrative or other governmental or public agency, board, body or authority relating to health, industrial hygiene, the environment, or the occupational or environmental conditions or relating to the remediation, generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials on, under or about the Mortgaged Property (including ambient air, soil, soil vapor, groundwater, surface water or land use), whether now or hereafter in force, including those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Mortgaged Property.  “Hazardous Materials Law” shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Carpenter-Presley-Tannel Hazardous Substance Account Act and the California Health and Safety Code, as the same are now or hereafter amended.

“Hazardous Materials”, for purposes of this Section 3.1, means any chemical, substance, object, condition, material or waste that is or may be hazardous to human health or safety or to the environment, due to its radioactivity, ignitability, corrosivity, flammability, reproductive toxicity, infectiousness or other harmful properties or effects, including all chemicals, substances, materials and wastes that are now or hereafter may be regulated in any manner, classified as dangerous, hazardous or toxic, or as pollutants or contaminants, or to which exposure is prohibited or restricted by any federal, state or local government or public agency, board, body or authority or by any Hazardous Material Law.  “Hazardous Materials” include flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos, hazardous waste, radon, toxic substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including those materials defined as “hazardous substances”, “hazardous materials”, “toxic substances”, “air pollutants”, “toxic pollutants”, “hazardous wastes”, “extremely hazardous waste” or “restricted hazardous waste” by any Hazardous Materials Law.

3.1.1.6                 Nothing herein shall be construed for purposes of any Hazardous Materials Law as devolving control of the Mortgaged Property or imposing owner or operator status on the Trustee or Beneficiary.

3.1.1.7                 Notwithstanding anything to the contrary contained in the Note, this Deed of Trust or any Loan Document, and without limitation on any other rights and remedies of Beneficiary, Beneficiary shall have each and all of the rights and remedies under California Civil Code Section 2929.5 and California Code of Civil Procedure Sections 564, 726.5 and 736.

3.1.1.8                 Trustor shall, at Trustor’s sole cost and expense, implement and at all times comply with the “Asbestos-Containing Materials & Lead Based Paint Operations & Maintenance Plan”, dated February 6, 2013, prepared by Partner Engineering and Science, Inc. as Project No. 13-99374.1, as the same may be amended, supplemented or modified from time to time (the “O&M Plan”), and shall complete all surveys and/or questionnaires in connection therewith.  Trustor shall not amend, supplement, modify or terminate the O&M Plan without the prior written consent of Beneficiary, such consent not to be unreasonably withheld.  Trustor’s failure to comply with the terms of this Section 3.1.1.8 shall constitute an Event of Default.

3.2
Easement and License.  In addition to other inspection rights of Lender, the Trustor shall and hereby does grant and convey to the Lender, its agents, representatives, contractors, and employees, an easement and license to enter on the Mortgaged Property at any time and from time to time for the purpose of making such audits, tests, inspections, and examinations, including, without limitation, inspection of buildings and improvements, subsurface exploration and testing and groundwater testing, as the Lender, in its sole discretion, deems necessary, convenient, or proper to determine whether the ownership, use and operation of the Mortgaged Property are in compliance with the terms and conditions set forth in the Loan Documents, and specifically with the terms and conditions of the Agreement.  Any tests or inspections made by Lender shall be for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Trustor or to any other person or entity.  Lender shall have no obligation to perform any such audits, tests, inspections, or examinations, or to take any remedial action.  All the costs and expenses incurred by the Lender with respect to any audits, tests, inspections, examinations, and interviews which the Lender may conduct or take pursuant to this Section, including, without limitation, the fees of any engineers, laboratories, and contractors, shall be repaid by the Trustor, with interest, and shall be accrued by the Deed of Trust and the other Loan Documents.

4.	ASSIGNMENT OF RENTS, LEASES, PROFITS, INCOME, CONTRACTS AND BONDS.

4.1
Assignment of Rents.  As part of the consideration for the indebtedness evidenced by the Note, Trustor hereby absolutely and unconditionally assigns and transfers to Lender all the rents, issues, profits and revenues (including all security deposits) of the Mortgaged Property, whether now due, past due, or to become due by virtue of that certain lease or leases more fully described in Exhibit “B” hereto, and under any other lease or other agreement for the occupancy or use of all or any part of the Mortgaged Property, regardless of to whom the rents, issues, profits and revenues of the Mortgaged Property are payable (the "Rents").  Trustor hereby authorizes Lender or Lender's agents to collect the aforesaid rents, issues, profits and revenues, and hereby directs each tenant of the Mortgaged Property to pay such rents, issues, profits and revenues to Lender or Lender's agents; provided, however, that prior to written notice given by Lender to Trustor of the breach by Trustor of any covenant or agreement of Trustor in this Deed of Trust or under any of the Loan Documents, Trustor shall have the right to collect and receive all rents, issues, profits and revenues of the Mortgaged Property as trustee for the benefit of Lender and Trustor, to apply the rents, issues, profits and revenues so collected to the sums secured by this Deed of Trust in the order provided in the Note with the balance, so long as no such breach has occurred, to the account of Trustor, it being intended by Trustor and Lender that this assignment of rents, issues, profits and revenues constitutes an absolute assignment and not an assignment for additional security only.  Upon delivery of written notice by Lender to Trustor of the breach by Trustor of any covenant or agreement of Trustor in this Deed of Trust or under any of the other Loan Documents, and without the necessity of Lender entering upon and taking and maintaining full control of the Mortgaged Property in person, by agent or by a court-appointed receiver, Lender shall immediately be entitled to possession of all rents, issues, profits and revenues and shall have paid over to it all tenant deposits with a full accounting thereof relating to the Mortgaged Property as specified in this Section 4.1 as the same become due and payable, including but not limited to rents then due and unpaid, and all such rents, issues, profits and revenues shall immediately, upon delivery of such notice, be held by Trustor as trustee for the benefit of Lender only; provided, however, that the written notice by Lender to Trustor of the breach by Trustor shall contain a statement that Lender exercises its rights to such rents, issues, profits  and revenues.  Trustor agrees that commencing upon delivery of such written notice of Trustor's breach by Lender to Trustor, each tenant of the Mortgaged Property shall make such rents, issues, profits and revenues payable to and pay such rents, issues, profits and revenues to Lender or Lender's agents on Lender's written demand to each tenant therefor, delivered to each tenant personally, by mail or by delivering such demand to each tenant's premises on the Mortgaged Property, without any liability on the part of said tenant to inquire further as to the existence of a default by Trustor.

Trustor hereby covenants that Trustor has not executed any prior assignment of said rents, issues, profits and revenues, except as set forth on the title insurance policy insuring Lender's interest in the Mortgaged Property, that Trustor has not performed, and shall not perform, any acts, or has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 4.1, and that at the time of execution of this Deed of Trust there has been no anticipation or prepayment of any of the rents, issues, profits and revenues of the Mortgaged Property for more than one (1) month prior to the due dates of such rents, issues, profits and revenues.  Trustor covenants that Trustor shall not hereafter collect or accept payment of any rents, issues, profits and revenues of the Mortgaged Property more than one (1) month prior to the due dates of such rents, issues, profits and revenues, without the prior written consent of Lender, in its sole and absolute discretion.  Trustor further covenants that Trustor shall execute and deliver to Lender such further assignments of rents, issues, profits and revenues of the Mortgaged Property as Lender may from time to time request.

Upon Trustor's breach of any covenant or agreement of Trustor in this Deed of Trust, Lender may in person, by agent or by a court-appointed receiver, regardless of the adequacy of Lender's security, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of leases, the collection of all rents, issues, profits and revenues of the Mortgaged Property, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management or maintenance of the Mortgaged Property, all on such terms as are deemed best to protect the security of this Deed of Trust.  In the event Lender elects to seek the appointment of a receiver for the Mortgaged Property upon Trustor's breach of any covenant or agreement of Trustor in this Deed of Trust, Trustor hereby expressly consents to the appointment of such receiver.  Lender or the receiver shall be entitled to receive a reasonable fee for so managing the Mortgaged Property.  Any such receiver may be appointed by any court of competent jurisdiction upon ex parte application (Trustor hereby waiving any right to any hearing or notice of hearing prior to the appointment of a receiver).

All rents, issues, profits and revenues, collected subsequent to delivery of written notice by Lender to Trustor of the breach by Trustor of any covenant or agreement of Trustor in this Deed of Trust shall be applied first to the costs, if any, of taking control of and managing the Mortgaged Property and collecting the rents, issues, profits and revenues, including, but not limited to, attorney's fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Mortgaged Property, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Property, and the costs of discharging any obligation or liability of Trustor as lessor or landlord of the Mortgaged Property and then to the sums secured by this Deed of Trust.  Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Mortgaged Property and shall be liable to account only for those rents, issues, profits and revenues actually received.  Lender shall not be liable to Trustor, anyone claiming under or through Trustor or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Lender under this Section 4.1.

If the rents, issues, profits and revenues of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the rents, issues, profits and revenues, any funds expended by Lender for such purposes shall become indebtedness of Trustor to Lender secured by this Deed of Trust pursuant to Section 7 hereof.  Unless Lender and Trustor agree in writing to other terms of payment, such amounts shall be payable upon notice from Lender to Trustor requesting payment thereof and shall bear interest from the date of disbursement at the default rate of interest set forth in the Note.

Any entering upon and taking and maintaining of control of the Mortgaged Property by Lender or the receiver and any application of rents, issues, profits and revenues as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Lender under applicable law or provided herein.  This assignment of rents of the Mortgaged Property shall terminate at such time as this Deed of Trust ceases to secure indebtedness held by Lender.

4.2
Assignment of Leases.  Trustor hereby absolutely and unconditionally assigns to Lender its interest under all existing and future leases, rents, purchase proceeds, income and profits due Trustor from the Mortgaged Property, and all permitted subleases thereof, and any and all extensions, renewals, modifications, and replacements thereof, upon any part of the Mortgaged Property (collectively, the “Leases”).  Trustor hereby further assigns to Lender all guaranties of tenants’ performance under the Leases.  Prior to the occurrence of an Event of Default, Trustor shall have the right, without joinder of Lender, to enforce the Leases, unless Lender directs otherwise.

4.3	Warranties Concerning Leases and Rents. Trustor represents and warrants that:

(i)	Trustor has good title to the Leases and Rents and authority to assign them, and no other person or entity has any right, title or interest therein;

(ii)	all existing Leases are valid, unmodified and in full force and effect, except as indicated herein, and no default exists thereunder;

(iii)	unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged;

(iv)	no Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

(v)	except as indicated in the Leases, Trustor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents.

4.4	Trustor’s Covenants of Performance. Trustor covenants to:

(i)
perform all of its obligations under the Leases and give prompt notice to Lender of any failure to do so, and comply with the terms and provisions of any and all federal, state and local laws, rules, ordinances and regulations applicable to Trustor or the Mortgaged Property;

(ii)
give immediate notice to Lender of any notice Trustor receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases, excluding, however, notices of default under residential leases;

(iii)	enforce the tenant’s obligations under the Leases except when Trustor deems it inadvisable to do so in the exercise of good business judgment;

(iv)	defend, at Trustor’s expense, any proceeding pertaining to the Leases, including, if Lender so requests, any such proceeding to which Lender is a party; and

(v)	neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust.

4.5	Prior Approval for Actions Affecting Leases. Trustor shall not, without the prior written consent of Lender, in its sole and absolute discretion:

(i)	receive or collect Rents more than one month in advance;

(ii)	encumber or assign future Rents;

(iii)	waive or release any obligation of any tenant under the Leases except when Trustor deems it advisable to do so in the exercise of good business judgment;

(iv)	amend or modify any Lease, including, without limitation, extending or renewing (except in accordance with the existing Lease provisions, if any) any Lease;

(v)
cancel, terminate or accept the surrender of any Lease; or cause or permit any cancellation, termination or surrender of any of the Leases, or commence any proceedings for dispossession of any tenant under any of the Leases;

(vi)	enter into any new Lease of the Mortgaged Property or any part thereof; or

(vii)	permit any assignment of the Leases.

Trustor shall, promptly after entering into any new Lease or amendment to Lease that does not require the consent of Beneficiary hereunder, provide Beneficiary with a copy of any such new Lease or amendment to Lease.  Notwithstanding the foregoing or any other provision of this Deed of Trust to the contrary, Trustor shall not accept any payment of rent more than one (1) month in advance under any Lease.  Furthermore, should Trustor consent to a one-time transfer of the Mortgaged Property as set forth in Section 2.2.26 of this Deed of Trust, Beneficiary shall have the right to revoke the rights of Trustor set forth in subsections (a) and (b) above; provided Beneficiary shall deliver written notice to Trustor to the extent Beneficiary elects to invoke such right.

Notwithstanding the foregoing provisions of this Section 4.5, any Lease will not require Beneficiary's consent if it satisfies the following requirements: (1) such Lease is on Borrowers’ standard form lease as approved in writing by Beneficiary with no material deviations, (2) such Lease is not to any Trustor, as lessee, or any person or entity with any interest in any Trustor, whether direct or indirect, nor to any such party’s affiliates, (3) the lease term is at least three (3) years (excluding any rights of extension or renewal) but not more than ten (10) years (including any rights of extension or renewal), (4) the rent payable under such Lease is on market rate terms, and (5) the aggregate amount of space leased to any tenant and any of its affiliates under such Lease is less than 4,000 net rentable square feet.

4.6
Settlement for Termination.  Trustor agrees that no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state or local statute, shall be made without the prior written consent of Lender, and any check in payment of such damages will be made payable to both Trustor and Lender.  Trustor hereby assigns any such payment to Lender to be applied to the Indebtedness as Lender may elect and agrees to endorse any check for such payment to the order of Lender.

4.7
Lender in Possession.  Lender’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by Lender, be deemed to constitute Lender a “mortgagee in possession,” nor obligate Lender to appear in or defend any proceedings relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Trustor by any tenant and not delivered to Lender.  Lender shall not be liable for any injury or damage to person or property in or about the Mortgaged Property.

4.8	Appointment of Attorney. Trustor hereby appoints Lender its attorney-in-fact, coupled with an interest, empowering Lender to subordinate any Leases to this Deed of Trust.

4.9
Indemnification.  Trustor hereby indemnifies and holds Lender (which shall include the directors, officers, partners, employees, representatives and agents of Lender and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) harmless from all liability, damage or expense imposed on or incurred by Lender from any claims under the Leases, including, without limitation, any demands which may be asserted against Lender by reason of any alleged obligations  or undertakings on its part to perform or discharge any of the terms, covenants, or conditions of such Leases, or any claims by Trustor with respect to payments of Rents made directly to Lender after an Event of Default or the exercise of rights or remedies pursuant to Section 6.2 hereof, and claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Lender.  All amounts indemnified against hereunder, including, without limitation, attorneys’ fees, if paid by Lender shall bear interest at the maximum lawful rate and shall be payable by Trustor in accordance with Section 2.4 hereof.  The foregoing indemnities shall not terminate upon the foreclosure, release or other termination of this Deed of Trust but will survive foreclosure of this Deed of Trust or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents.

4.10
Records.  Upon request by Lender, Trustor shall deliver to Lender executed originals of all Leases (if executed originals are not available, then true copies of such documents certified as such by tenant and Trustor) and copies of all records relating thereto.

4.11	Merger. There shall be no merger of the leasehold estates created by the Leases, with the fee estate of the Land without the prior written consent of Lender, in its sole and absolute discretion.

4.12
Right to Rely.  Trustor hereby authorizes and directs the tenants under the Leases (or any successor to the interest of any of said tenants) to pay Rents to Lender upon written demand by Lender without further consent of Trustor, and the tenants may rely upon any written statement delivered by Lender to the tenants.  Any such payment to Lender shall constitute payment to Trustor under the Leases.  The provisions of this Section are intended solely for the benefit of the tenants and shall never inure to the benefit of Trustor or any person claiming through or under Trustor, other than a tenant who has not received such notice.  The assignment of Rents set forth in Section 4.1 is not contingent upon any notice or demand by Lender to the tenants.

5.	EVENTS OF DEFAULT. “Event of Default” or “Default” means the occurrence of any of the following, regardless of the cause thereof, or the circumstances giving rise thereto:

(1)           Trustor’s failure to make any payment when due in accordance with the terms of the Note or any Loan Document;

(2)           Any of Trustor’s representations or warranties contained in the Note or any Loan Document is untrue;

(3)           A breach occurs under Section 2.2.14, Section 2.2.21, Section 2.2.26 and Section 3.1.1.8;

(4)           Should any guarantor of the Note, any shareholder owning ten percent (10%) or more of the shares of Trustor or any general partner (each an “Additional Essential Party”), or any joint venturer, manager or any managing member of Trustor, or any successors and permitted assigns of any of them:

(a)           file a petition in voluntary bankruptcy or for an arrangement or reorganization under any bankruptcy or insolvency laws, or debtor relief statutes (hereinafter referred to as a “Bankruptcy Proceeding”);

(b)           file any answer in any Bankruptcy Proceeding or any other action or proceeding admitting insolvency or inability to pay its debts;

(c)           fail to oppose, or fail to obtain a vacation or stay of, any involuntary Bankruptcy Proceeding within forty-five (45) days after the filing thereof;

(d)           be granted a decree or order for relief, or be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding, whether voluntary or involuntary;

(e)           have a trustee or receiver appointed for or have any court take jurisdiction of its Mortgaged Property, or the major part thereof, or the Mortgaged Property, in any voluntary or involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, if such trustee or receiver is not discharged or if such jurisdiction is not relinquished, vacated or stayed on appeal or otherwise, within forty-five (45) days after the commencement thereof;

(f)           make an assignment for the benefit of creditors;

(g)           consent to any appointment of a receiver or trustee or liquidator of all of its Mortgaged Property, or the major part thereof, or the Mortgaged Property;

(h)           have an attachment or execution levied with respect to, or other judicial seizure be effected for, all or substantially all of its assets or interest in the Mortgaged Property, or the placing of any attachment, levy of execution, charging order, or other judicial seizure on the interest of any member in Trustor; or

(i)           dissolve as an entity, whether voluntarily or involuntarily, or by operation of law;

(5)           The granting of a final judgment, final order or final decree for the payment of money against Trustor in an amount in excess of $15,000, which is not satisfied and paid, or enforcement of which has not been stayed, within sixty (60) days after the date of entry of such judgment, order or decree;

(6)           If (a) the term of any policy of insurance required by this Deed of Trust shall expire or lapse, or (b) Trustor receives notice of cancellation of any such policy and Trustor does not provide Beneficiary with written evidence of a replacement or renewal policy of insurance complying with this Deed of Trust at least ten (10) business days prior to the date of cancellation or expiration of such policy;

(7)           A default shall have occurred under any other encumbrance or security agreement affecting the Mortgaged Property whether senior or junior; or

(8)           Trustor’s default in the performance of any other term, covenant or condition contained in the Note or any Loan Document, which is not cured within thirty (30) days after written notice of such default given by Beneficiary to Trustor (except that, if the default is such that it cannot be cured within said thirty (30) day period, and Trustor promptly commences the cure of such default within ten (10) days after such written notice and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary.

6.
REMEDIES AND RELATED RIGHTS.  If a Default shall occur, Lender may exercise any one or more of the following remedies and shall, in addition to any other rights, have the following related rights, without notice (unless notice is required by applicable law):

6.1
Immediate Payment of Obligations.  Upon the occurrence of a Default, Lender shall have the option of declaring all Indebtedness in its entirety to be immediately due and payable, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by applicable law as Lender may elect.

6.2
Cure Default.  With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, to enter upon the Mortgaged Property in person, or by an agent or employee, or by a receiver appointed by a Court of competent jurisdiction, and to do such acts and things as Beneficiary or Trustee may deem necessary or desirable to protect the security hereof.

6.3
Judicial Proceedings.  To commence and maintain an action or actions in any Court of competent jurisdiction to foreclose this Deed of Trust as a mortgage, or without regard to the adequacy of any security for the indebtedness secured hereby, to obtain specific enforcement of the covenants of Trustor hereunder, for an injunction against any violation of this Deed of Trust, the appointment of a receiver, or for such other equitable relief as may be appropriate, in addition to any other remedies Beneficiary may otherwise have.

6.4
Manage and Operate Mortgaged Property.  To enter upon, possess, manage and operate the Mortgaged Property, or any part thereof, either in person, or by an agent or employee, or by a receiver appointed by a Court of competent jurisdiction; to make, terminate, enforce or modify leases of the Mortgaged Property upon such terms and conditions as Beneficiary deems necessary or proper and to act in any manner which Beneficiary or Trustee may deem necessary or desirable in connection therewith; and to make repairs, alterations and improvements to the Mortgaged Property necessary, in Beneficiary’s or Trustee’s judgment, to protect or enhance the security hereof.  All sums realized by Beneficiary under this Section 6.4, less all costs and expenses incurred by it hereunder, including reasonable attorneys’ fees, shall be applied on any indebtedness secured hereby in such order of priority as Beneficiary shall determine.  Neither application of such sums to such indebtedness, nor any other action taken by Beneficiary under this Section 6.4, shall cure or waive any Event of Default or notice of Event of Default or nullify the effect of any such notice.

6.5
Elect to Sell Mortgaged Property.  To execute a written notice of such Event of Default and of the election to cause the Mortgaged Property to be sold to satisfy the obligations secured hereby, Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale.  When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as otherwise may then be required by law, shall sell the Mortgaged Property at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels or through one or more successive sales and in such order as it or Beneficiary may determine, at public auction to the highest bidder for cash, in lawful money of the United States, or other form of payment acceptable to Beneficiary, payable at the time of sale.  Trustor shall have no right to direct the order in which the Mortgaged Property is sold.  Beneficiary may, in its sole and absolute discretion, designate the order in which the Mortgaged Property is offered for sale or sold and determine if the Mortgaged Property shall be sold through a single sale or through two or more successive sales, or in any other manner Beneficiary deems to be in its best interest.  If Beneficiary elects more than one sale or other disposition of the Mortgaged Property, Beneficiary may at its option cause the same to be conducted simultaneously or in such order and at such times as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not then sold until all indebtedness secured hereby has been fully paid.  If Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor shall pay the costs and expenses of each such sale and of any judicial proceedings where the same may be undertaken.  Trustee may postpone any such sale by public announcement at the time and place fixed by the notice of sale, and may thereafter continue such postponement by like announcements at the time and place fixed by the preceding postponement, at Beneficiary’s direction and without necessity of additional notices of sale.  Trustee shall deliver to the purchaser at such sale a deed in form and manner as the law then requires conveying the Mortgaged Property or portion thereof so sold, but without any covenant or warranty, express or implied.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Trustee, Trustor or Beneficiary, may purchase at such sale.  Notwithstanding anything to the contrary contained herein, Trustee shall (to the extent permitted by applicable law) allocate or apply the proceeds of sale (including the amount of any credit bid) in such manner and in such priority as Beneficiary may elect in its sole and absolute discretion.  Notwithstanding anything to the contrary contained herein, Beneficiary’s rights and remedies under California Code of Civil Procedure Section 736 shall not be waived, limited or otherwise adversely affected by virtue of a full or partial credit bid upon foreclosure of this Deed of Trust.

6.6
Resort to Security.  To resort to and realize upon the security hereunder and any other security now or hereafter held by Beneficiary in such order and manner as Beneficiary and Trustee, or either of them, may in their sole and absolute discretion determine.  Resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

6.7
Appointment of Receiver.  To apply to any court having jurisdiction to appoint a receiver or receivers for the Mortgaged Property, as a matter of right and without notice (notice hereby being expressly waived) to Trustor or anyone claiming under Trustor, and without regard to the then value of the Mortgaged Property or the adequacy of any security for the obligations secured hereby, Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor.  Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein.  Further, any such receiver or receivers may be appointed by any court of competent jurisdiction upon ex parte application (Trustor hereby waiving any right to any hearing or notice of hearing prior to the appointment of a receiver).  Trustor agrees to promptly deliver to any such receiver all leases, rents, issues and profits (including security deposits), documents, financial data and other information requested by such receiver in connection with the Mortgaged Property and, without limiting the foregoing, Trustor hereby authorizes Beneficiary to deliver to any such receiver any or all of the leases, rents, issues and profits, documents, data and information in Beneficiary’s possession relating to the Mortgaged Property.

6.8	Exercise Other Rights and Remedies. To exercise or invoke any and all other rights and remedies as may be available to Beneficiary or Trustee now or hereafter at law or in equity.

6.9
No action taken, or right or remedy invoked, by Beneficiary or Trustee under this Section 6, including the appointment of a receiver for the Mortgaged Property, or the entry into possession of the Mortgaged Property, or any part thereof, by such receiver, or otherwise, shall be deemed to make Beneficiary a “mortgagee in possession” or otherwise responsible or liable in any manner with respect to the Mortgaged Property, or the use, occupancy, enjoyment or operation of all or any part thereof.  In no event shall Beneficiary be required to accept a cure of any Event of Default, if any, notwithstanding any statement or provision to the effect that rights or remedies are available while an Event of Default “exists”, “continues” or is “outstanding”, or during the “existence” or “continuation” of an Event of Default (or any similar statement or provision) in any of the Loan Documents, or anything else in the Loan Documents.

6.10
Payment of Costs, Expenses and Attorneys’ Fees.  All costs and expenses incurred by Beneficiary and Trustee pursuant to Sections 6.1-6.8 herein or otherwise in regards to the Loan (including court costs and attorneys’ fees, whether or not incurred in litigation and whether or not foreclosure is concluded, including, without limitation, attorney’s fees incurred in connection with any judicial or nonjudicial foreclosure of this Deed of Trust or the other Loan Documents, or in connection with both judicial and nonjudicial foreclosure, if Beneficiary shall elect to pursue each such remedy whether concurrently or independently) shall be secured by this Deed of Trust and shall bear interest at the interest rate of the Note or at the Default Rate if the Note contains a Default Rate, from the date of expenditure until such sums have been paid.  Beneficiary shall be entitled to bid, at any sale of the Mortgaged Property held pursuant to Section 6.5 above, the amount of all such costs, expenses, and interest in addition to the amount of any other obligations hereby secured by a credit bid as the equivalent of cash.

6.11
Releases, Extensions, Modifications and Additional Security.  Without affecting the liability of any person for payment of any indebtedness secured hereby, or the lien or priority of this Deed of Trust or any other Loan Document upon the Mortgaged Property, Beneficiary may, from time to time, with or without notice, do one or more of the following:  release the liability of any person for the payment of any indebtedness secured hereby; make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any indebtedness secured hereby; and accept additional security, or release all or a portion of the Mortgaged Property and other security held to secure the indebtedness secured hereby.  If Beneficiary holds any other or additional security for the payment of any indebtedness or performance of any obligation hereby secured, then any sale or foreclosure of such security upon any Event of Default, in the sole and absolute discretion of Beneficiary, may be prior to, subsequent to, or contemporaneous with, any sale or foreclosure hereunder and any property in which Beneficiary holds a security interest may be sold as a unit with the Mortgaged Property.

6.12
Marshalling of Assets.  Trustor waives all right to require a marshalling of assets by Trustee or Beneficiary; and Trustor waives the right to require Trustee or Beneficiary to resort first to any portion of the Mortgaged Property retained by Trustor before resorting to any other portion of the Mortgaged Property which may have been transferred or conveyed subject hereto, whether such resort to security is undertaken by non-judicial sale or through proceedings in judicial foreclosure.

6.13
Additional Remedies under the Uniform Commercial Code.  Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of those states governing disposition of the Personal Property upon the occurrence and during the continuance of an Event of Default, including, but not limited to, the right to sell the Personal Property at public or private sale, and the right to be a purchaser at any such sale.

6.14
Remedies Cumulative.  All rights and remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any of the other Loan Documents, or any part thereof, or otherwise benefiting Lender, and Trustee and Lender shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and resort to any remedy provided for hereunder or under any such Loan Documents or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

6.15
Resort to Any Security.  Lender may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

6.16
Waiver.  To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Trustor, for Trustor and Trustor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Indebtedness, notice of election to mature or declare due the whole of the Indebtedness and all rights to a marshaling of the assets of Trustor, including, without limitation, the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.  Trustor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Deed of Trust to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort of collection, or the right of Lender under the terms of this Deed of Trust to the payment of such Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.  If any law referred to in this Section and now in force, of which Trustor or Trustor’s heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Section, shall hereafter be repealed or cease to be enforced, such law shall not thereafter be deemed to preclude the application of this Section.  Without limitation, Trustor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Mortgaged Property, (b) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the obligation secured hereby in the event of foreclosure of the liens hereby created, (c) all rights and remedies which Trustor may have or be able to assert by reason of the laws of California pertaining to the rights and remedies of sureties, (d) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Deed of Trust or to any action brought to enforce the Note or any other obligation secured hereby, and (e) any rights, legal or equitable, to require marshalling of assets or to require foreclosure sales in a particular order, including any rights under California Civil Code Sections 2899 and 3433.  Beneficiary shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein.  Beneficiary shall have the right to determine the order in which any of all portions of the obligations secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein.  Nothing contained herein shall be deemed to be a waiver of the Trustor’s rights under Section 2924c of the California Civil Code.

6.17
Delivery of Possession After Foreclosure.  Subject to the terms of any separate written agreement with a tenant, in the event there is a foreclosure sale hereunder and at the time of such sale Trustor or Trustor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property by, through or under Trustor are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the appropriate court having jurisdiction.

7.	MISCELLANEOUS.

7.1
Defeasance.  If all of the Indebtedness is paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Deed of Trust are kept and performed, then and in that event only, all rights under this Deed of Trust shall terminate and the Deed of Trust shall be reconveyed by Lender in due form at Trustor’s cost.

7.2
Successor Trustee.  From time to time, by an instrument signed and acknowledged by Beneficiary, referring to this Deed of Trust filed for record as required by law, Beneficiary may appoint another trustee to act in the place and stead of Trustee.  The recordation of such instrument shall discharge Trustee herein named and shall appoint the new trustee as the Trustee hereunder.  An instrument so recorded shall be conclusive proof of the proper substitution of such new trustee, who shall then have all the title, powers, duties and rights of Trustee hereunder, without necessity of any conveyance from such predecessor, with the same effect as if originally named Trustee herein.  In the event the Indebtedness is owned by more than one person or entity, the holders of not less than a majority in the amount of such Indebtedness shall have the right and authority to make the appointment of a successor or substitute Trustee provided for in the preceding sentence.  Such appointment and designation by Lender or by the holder or holders of not less than a majority of the Indebtedness shall be full evidence of the right and authority to make the same and of all facts therein recited.  If Lender is a state or national banking association or corporation and such appointment is executed in its behalf by an officer of such association or corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Lender or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee.  All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.  Trustor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

7.3
Liability and Indemnification of Trustee.  Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including, without limitation, Trustee’s negligence), except for Trustee’s gross negligence or willful misconduct.  Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.  Trustor will reimburse Trustee for, and indemnify and save him harmless against, any and all liability and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by him in the performance of his duties hereunder (as used herein, “Trustee” shall include, without limitation, the directors, officers, partners, employees, representatives and agents of Trustee and any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with Trustee).  The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

7.4
Waiver by Lender.  Lender may at any time and from time to time in writing (a) waive compliance by Trustor with any covenant herein made by Trustor to the extent and in the manner specified in such writing; (b) consent, in its sole and absolute discretion, to Trustor doing any act which hereunder Trustor is prohibited from doing, or consent, in its sole and absolute discretion, to Trustor failing to do any act which hereunder Trustor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property, or any interest therein, from the lien and security interest of this Deed of Trust without the joinder of Trustee; or (d) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in any of the other Loan Documents now or hereafter securing the payment of the Indebtedness, without impairing or releasing the liability of any other party.  No such act shall in any way impair the rights of Lender hereunder except to the extent specifically agreed to by Lender in such writing.

7.5
Actions by Lender.  The lien, security interest and other security rights of Lender hereunder shall not be impaired by any indulgence, moratorium or release granted by Lender, including but not limited to (a) any renewal, extension, increase or modification which Lender may grant with respect to any of the Indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Mortgaged Property, or any part thereof or any interest therein; or (c) any release or indulgence granted to any endorser, guarantor or surety of any of the Indebtedness.  The taking of additional security by Lender shall not release or impair the lien, security interest or other security rights of Lender hereunder or affect the liability of Trustor or of any endorser or guarantor or other surety or improve the rights of any permitted junior lienholder in the Mortgaged Property.

7.6
Rights of Lender.  Lender may waive any Default without waiving any other prior or subsequent Default.  Lender may remedy any Default without waiving the Default remedied.  Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Trustor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.  No notice to nor demand on Trustor in any case shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances.  Acceptance by Lender of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default hereunder.

7.7
Notification of Account Debtors.  Lender may at any time after Default by Trustor notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Personal Property to pay Lender directly.

7.8
Reproduction as Financing Statement.  A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement.

7.9	Personal Property

7.9.1  Grant of Security Interest.  Trustor hereby grants to Beneficiary a security interest in the Personal Property and other items of the Mortgaged Property which are personal property to secure all of Trustor’s obligations to Beneficiary contained in this Deed of Trust and any other Loan Documents.  This Deed of Trust constitutes a Security Agreement with respect to all personal property in which Beneficiary is granted a security interest hereunder, and Beneficiary shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in California (the “Uniform Commercial Code”) as well as all other rights and remedies available at law or in equity.

7.9.2           Perfection.  Trustor will execute, acknowledge, deliver and cause to be recorded or filed, in the manner and place required by any present or future law, any instrument that may be requested by Beneficiary to publish notice or protect, perfect, preserve, continue, extend, or maintain the security interest and lien, and the priority thereof, of this Deed of Trust or the interest of Beneficiary in the Mortgaged Property, to the extent of its interest therein, including, without limitation, deeds of trust, security agreements, financing statements, continuation statements, and instruments of similar character, and Trustor shall pay or cause to be paid (i) all filing and recording taxes and fees incident to each such filing or recording, (ii) all expenses, including without limitation, attorneys’ fees and costs, incurred by Beneficiary in connection with the preparation, execution, and acknowledgement of all such instruments, and (iii) all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of such instruments.  Trustor hereby irrevocably constitutes and appoints Beneficiary as the attorney-in-fact of Trustor, to execute, deliver and, if appropriate, file with the appropriate filing officer or office any such instruments if Trustor should fail to do so.  In addition to all other rights herein, Trustor hereby authorizes Beneficiary to cause any financing statement or fixture filing to be filed or recorded without the necessity of any signature of Trustor on such financing statement or fixture filing.

7.9.3  Remedies.  Upon the occurrence of any Event of Default, Beneficiary shall have the right to cause any of the Mortgaged Property that is Personal Property and subject to the security interest of Beneficiary hereunder to be sold at any one or more public or private sales as permitted by applicable law, and Beneficiary shall further have all other rights and remedies, whether at law, in equity, or by statute, as are available to secured creditors under applicable law, specifically including, without limitation, the right to proceed as to both the real property and the personal property contained within the Mortgaged Property as permitted by Uniform Commercial Code Section 9-604(a).  Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee.  Any person, including both Trustee and Beneficiary, shall be eligible to purchase any part or all of such property at any such disposition.

7.9.4  Expenses.  Expenses of retaking, holding, preparing for sale, selling or the like shall be borne by Trustor and shall include, without limitation, Beneficiary’s and Trustee’s actual attorneys’ fees and legal expenses.  Trustor, upon demand of Beneficiary, shall assemble such personal property and make it available to Beneficiary at such place as shall be required by Beneficiary in its sole and absolute discretion.  Beneficiary shall give Trustor at least five (5) days’ prior written notice of the time and place of any public sale or other disposition of such personal property or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Trustor, at the same address as is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Trustor.

7.9.5  Place of Business.  Trustor maintains a place of business in the State of California, as set forth as the address of Trustor provided herein, and Trustor will immediately notify Beneficiary in writing of any change in its place of business.

7.9.6  Fixtures.  Portions of the Mortgaged Property are goods or other property that are or are to become fixtures relating to the Mortgaged Property, and Trustor covenants and agrees that the filing of this Deed of Trust in the real estate records of the county where the Mortgaged Property is located shall also operate from the time of filing as a fixture filing in accordance with Section 9-334 and 9-502(c) of the Uniform Commercial Code.

7.10
Filing and Recordation.  Trustor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Lender shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

7.11
Dealing with Successor.  In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Trustor, Lender may, without notice to Trustor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Indebtedness in the same manner as with Trustor, without in any way vitiating or discharging Trustor’s liability hereunder or for the payment of the Indebtedness; provided, however, nothing in this Section shall be construed as permitting any transfer of the Mortgaged Property which would constitute a Default under this Deed of Trust.  No sale of the Mortgaged Property, no forbearance on the part of Lender and no extension of the time for the payment of the Indebtedness given by Lender shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Trustor hereunder or for the payment of the Indebtedness or the liability of any other person hereunder or for the payment of the Indebtedness, except as agreed to in writing by Lender.

7.12
Place of Payment.  The Indebtedness shall be payable at the place designated in the Note, or if no such designation is made, at the office of Lender at the address indicated in this Deed of Trust, or at such other place as Lender may designate in writing.

7.13
Subrogation.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Lender at Trustor’s request and Lender shall be subrogated to any and all rights, security interests and liens owned or held by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released; provided, however, that the terms and provisions of this Deed of Trust shall govern the rights and remedies of Lender and shall supersede the terms, provisions, rights and remedies under and pursuant to the instruments creating the liens, security interests, charges or encumbrances to which Lender is subrogated hereunder.

7.14
Application of Indebtedness.  If any part of the Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of the Indebtedness, then all payments made shall be applied on said Indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

7.15
Usury.  This Deed of Trust has been executed under, and shall be construed and enforced in accordance with, the laws of the state where the Mortgaged Property is located, except as such laws are preempted by federal law.  This Deed of Trust and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws.  If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by applicable law.  It is expressly stipulated and agreed to be the intent of Trustor and Lender to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the Indebtedness.  If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if Lender’s exercise of the option to accelerate the maturity of the Indebtedness, or if any prepayment of the Indebtedness results in the payment of any interest in excess of that permitted by law, then it is the express intent of Trustor and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note and all of such other Indebtedness have been paid in full, refunded), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest lawful amount otherwise called for hereunder or thereunder.  All sums paid, or agreed to be paid, for the use, forbearance, detention, taking, charging, receiving or reserving on the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable thereto (the "Maximum Rate") for so long as debt is outstanding under the Indebtedness.  To the extent federal law permits Lender to contract for, charge, receive, reserve or take a greater amount of interest, Lender will rely on federal law instead of such article, as amended, for the purpose of determining the Maximum Rate.  Additionally, to the extent permitted by applicable law now in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under such article, as amended, or under other applicable law by giving notice, if required, to Trustor as provided by applicable law now or hereafter in effect.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

7.16
Notice.  Any notice, request, demand or other communication required or permitted hereunder, or under the Note, or under any of the other Loan Documents (unless otherwise expressly provided therein) shall be given in writing by (a) personal delivery, (b) expedited delivery service (including Federal Express or other comparable services) with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address shown in this Deed of Trust, or to such different address as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, as of the date of first attempted delivery at the address and in the manner provided herein.

7.17
Heirs, Successors and Assigns.  The terms, provisions, covenants and conditions hereof shall be binding upon Trustor and the heirs, devisees, representatives, successors and assigns of Trustor, including all successors-in-interest of Trustor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Trustee and Lender and their respective heirs, successors, substitutes and assigns and shall constitute covenants running with the Land.  All references in this Deed of Trust to Trustor, Trustee, or Lender shall be deemed to include all such heirs, devisees, representatives, successors, substitutes, and assigns.

7.18
Severability.  A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

7.19
Gender and Number.  Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

7.20
Counterparts.  This Deed of Trust may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

7.21
Joint and Several.  Where two or more persons or entities have executed this Deed of Trust, unless the context clearly indicates otherwise, the term "Trustor" as used in this Deed of Trust means the Trustors hereunder or either or any of them and the obligations of Trustor hereunder shall be joint and several.

7.22
Reporting Requirements.  Trustor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Note and secured by this Deed of Trust which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Mortgaged Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Lender to furnish Lender with evidence of such compliance.

7.22	Headings. The Section headings contained in this Deed of Trust are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.

7.23
Consent of Lender.  Except where otherwise provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole and absolute discretion of Lender, and Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Lender’s judgment.

7.24
Modification or Termination.  The Loan Documents may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted.  Any alleged modification or termination that is not so documented shall not be effective as to any party.  Trustor agrees that it shall be bound by any modification of this Deed of Trust or any of the other Loan Documents made by Lender and any subsequent owner of the Mortgaged Property, with or without notice to or consent of Trustor, and no such modification shall impair the obligations of Trustor under this Deed of Trust or under any other Loan Document.

7.25
Negation of Partnership.  Nothing contained in the Loan Documents is intended to create any partnership, joint venture, or association between Trustor and Lender, or in any way make Lender a co-principal with Trustor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

7.26
Entire Agreement.  The Loan Documents constitute the entire understanding and agreement between Trustor and Lender with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Trustor and Lender with respect thereto.  Trustor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents.

7.27
WAIVER OF JURY TRIAL.  THE TRUSTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS DEED OF TRUST, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS DEED OF TRUST OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE TRUSTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

7.28
The limitations on liability contained in Section 10 of the Note are hereby incorporated herein by reference, and, except as provided therein, there shall be no personal liability hereunder to Trustor.

[signature follows on next page]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date and year first written above.

TRUSTOR:

NETREIT NATIONAL CITY PARTNERS, LP,
a California limited partnership

By:           NetREIT, Inc.,
a Maryland corporation,
its general partner

By:           _________________________
Name:                      _________________________
Title:           _________________________

STATE OF CALIFORNIA	)
)
COUNTY OF _____________________	)

On ____________________, before me, ____________________________, a Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _____________________________ (Seal)

EXHIBIT “A”

TO

DEED OF TRUST, SECURITY AGREEMENT AND

ASSIGNMENT OF RENTS AND LEASES

Legal Description

All that certain property situated in the County of San Diego, State of California, described as follows:

A PARCEL OF LAND SITUATED IN THE CITY OF NATIONAL CITY, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, BEING THAT PORTION OF THE SOUTHERN CALIFORNIA RAILROAD (PREDECESSOR OF THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY) TERMINAL GROUNDS, AS SAID TERMINAL GROUNDS ARE SHOWN ON MAP OF NATIONAL CITY, CALIFORNIA, FILED OCTOBER 2, 1882, AS MAP NO. 348 IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE WESTERLY LINE OF HARRISON AVENUE (40 FEET WIDE) WITH THE SOUTHERLY LINE OF NINETEENTH STREET, SAID WESTERLY LINE BEING THE EASTERLY LINE OF SAID TERMINAL GROUNDS AND FORMER CENTER LINE OF NINTH AVENUE, AS SHOWN ON SAID MAP NO. 348; THENCE ALONG THE SOUTHERLY LINE OF SAID NINETEENTH STREET SOUTH 71° 00' WEST 175.47 FEET TO A POINT IN A LINE PARALLEL WITH AND DISTANT 25 FEET SOUTHWESTERLY AT RIGHT ANGLES FROM THE CENTER LINE OF SAID RAILWAY COMPANY'S MAIN TRACK, WHICH SAID POINT IS THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE ALONG SAID PARALLEL LINE SOUTH 19°02'30” EAST 784.96 FEET; THENCE SOUTH 71° 00' WEST 340.00 FEET; THENCE NORTH 19° 02' 30" WEST 784.96 FEET TO THE SOUTHERLY LINE OF SAID NINETEENTH STREET; THENCE ALONG THE SOUTHERLY LINE OF SAID NINETEENTH STREET NORTH 71° 00' EAST 340.00 FEET TO THE TRUE POINT OF BEGINNING, CONTAINING AN AREA OF 6.127 ACRES MORE OR LESS.

EXCEPTING ALL OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES LYING NOT LESS THAN 100 FEET BELOW SURFACE OF HEREINABOVE DESCRIBED LAND.

APNS:  559-040-35-01; 559-040-36-01

EXHIBIT “B”

TO

DEED OF TRUST, SECURITY AGREEMENT AND

ASSIGNMENT OF RENTS AND LEASES

Leases

1.
That certain Standard Industrial/Commercial Multi-Tenant Lease (Net), dated as of March 12, 2008, by and between NetREIT National City Partners, LP, a California limited partnership, as successor-in-interest to LGI Delaware, LLC, as landlord, and Caliber Bodyworks, Inc., as tenant, as the same may be amended, restated or extended.

2.
That certain Standard Industrial/Commercial Multi-Tenant Lease (Net), dated as of October 16, 2007, by and between NetREIT National City Partners, LP, a California limited partnership, as successor-in-interest to LGI Delaware, LLC, as landlord, and Epsilon Systems Solutions, Inc., as tenant, as the same may be amended, restated or extended.

3.
That certain Multi-Tenant Industrial/Commercial Lease (Net), dated as of November 13, 2012, by and between NetREIT National City Partners, LP, a California limited partnership, as landlord, and Acosta, Inc., as tenant, as the same may be amended, restated or extended.